UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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AVANEX CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on November 3, 2006

To Our Stockholders:

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Avanex Corporation, a Delaware corporation (“Avanex”), will be held on November 3, 2006, at 10:00 a.m., local time, at Avanex’s corporate headquarters, 40919 Encyclopedia Circle, Fremont, California 94538, for the following purposes:

1.	To elect two Class I directors for a term of three years or until their successors have been duly elected and qualified.

2.	To approve the elimination of the floor price limitations from the anti-dilution provisions of certain warrants to purchase common stock.

3.	To approve an amendment to Avanex’s Certificate of Incorporation to increase the number of authorized shares of common stock from 300 million to 450 million.

4.	To approve an amendment to Avanex’s 1999 Director Option Plan (i) to increase the number of shares of common stock underlying the initial option grant for new non-employee directors from 40,000 to 80,000 and (ii) to provide for an automatic annual grant of 10,000 restricted stock units to non-employee directors.

5.	To ratify the appointment of Deloitte & Touche LLP as Avanex’s independent registered public accounting firm for the fiscal year ending June 30, 2007.

6.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting.

Only holders of record of Avanex’s common stock at the close of business on September 6, 2006, the record date, are entitled to vote on the matters listed in this Notice of Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, please vote as soon as possible using one of the following methods: (1) by using the Internet as instructed on the enclosed proxy card, (2) by telephone as instructed on the enclosed proxy card, or (3) by mail by completing, signing, dating and returning the enclosed proxy card in the enclosed postage-prepaid envelope. For further details, please see the section entitled “Voting” on page two of the accompanying Proxy Statement. Any stockholder attending the Annual Meeting may vote in person even if he or she has voted using the Internet, telephone or proxy card.

By Order of the Board of Directors

of Avanex Corporation

/s/ Jo S. Major, Jr.

Jo S. Major, Jr.

President, Chief Executive Officer and

Chairman of the Board of Directors

Fremont, California

October 6, 2006

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY TELEPHONE OR BY USING THE INTERNET AS INSTRUCTED ON THE ENCLOSED PROXY CARD OR COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

AVANEX CORPORATION

PROXY STATEMENT

FOR THE

2006 ANNUAL MEETING OF STOCKHOLDERS

PROCEDURAL MATTERS

General

This Proxy Statement is being furnished to the holders of common stock, par value $0.001 per share (the “Common Stock”), of Avanex Corporation, a Delaware corporation (“Avanex” or the “Company”), in connection with the solicitation of proxies by the Board of Directors of Avanex for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on November 3, 2006, at 10:00 a.m., local time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth herein. The Annual Meeting will be held at Avanex’s corporate headquarters, 40919 Encyclopedia Circle, Fremont, California 94538. The telephone number at that location is (510) 897-4188.

This Proxy Statement, the accompanying proxy card and the Company’s Annual Report on Form 10-K are first being mailed on or about October 6, 2006, to all stockholders entitled to vote at the Annual Meeting.

Stockholders Entitled to Vote; Record Date

Only holders of record of the Company’s Common Stock at the close of business on September 6, 2006 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. Such stockholders are entitled to cast one vote for each share of Common Stock held as of the Record Date on all matters properly submitted for the vote of stockholders at the Annual Meeting. As of the Record Date, there were 205,149,263 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. No shares of preferred stock were outstanding. For information regarding security ownership by management and by the beneficial owners of more than five percent of the Company’s Common Stock, see “Security Ownership of Certain Beneficial Owners and Management” beginning on page 22.

Quorum; Required Vote

The presence of the holders of a majority of the shares of Common Stock entitled to vote generally at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Such stockholders are counted as present at the Annual Meeting if they (1) are present in person at the Annual Meeting or (2) have properly submitted a proxy card or voted by telephone or by using the Internet. Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker “non-vote” are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions on how to vote from the beneficial owner.

A plurality of the votes duly cast is required for the election of directors (Proposal One).

The affirmative vote of a majority of the votes duly cast is required to: (1) approve the elimination of the floor price limitations from the anti-dilution provisions of certain warrants to purchase Common Stock (Proposal Two), (2) approve an amendment to Avanex’s 1999 Director Option Plan to increase the number of shares of

Common Stock underlying the initial option grant for new non-employee directors from 40,000 to 80,000 and to provide for an automatic annual grant of 10,000 restricted stock units to non-employee directors (Proposal Four) and (3) ratify the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm (Proposal Five). Abstentions are deemed to be “votes cast,” and have the same effect as a vote against these proposals. However, broker non-votes are not deemed to be votes cast, and therefore are not included in the tabulation of the voting results on these proposals.

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is required to approve the amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from 300 million to 450 million (Proposal Three). As a result, abstentions and broker non-votes will have the same effect as a vote against Proposal Three.

Voting

Voting by Proxy Card.    All shares entitled to vote and represented by properly executed proxy cards received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxy cards. If no instructions are indicated on a properly executed proxy card, the shares represented by that proxy card will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

Voting by Telephone or the Internet.    If you are a registered stockholder, you may vote your shares by calling the toll-free number indicated on the enclosed proxy card and following the recorded instructions or by accessing the website indicated on the enclosed proxy card and following the instructions provided. If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible stockholders who receive a paper copy of the annual report and proxy statement the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in ADP’s program, your voting form will provide instructions. If your voting form does not reference Internet or telephone information, please complete and return the paper proxy card in the self-addressed postage paid envelope provided. When a stockholder votes via the Internet or by telephone, his or her vote is recorded immediately. Avanex encourages its stockholders to vote using these methods whenever possible.

Voting by Attending the Meeting.    A stockholder may vote his or her shares in person at the Annual Meeting. A stockholder planning to attend the Annual Meeting should bring proof of identification and proof of ownership of Common Stock for entrance to the Annual Meeting. If a stockholder attends the Annual Meeting, he or she may submit his or her vote in person, and any previous votes that were submitted by the stockholder, whether by Internet, telephone or mail, will be superseded by the vote that such stockholder casts at the Annual Meeting.

Changing Vote; Revocability of Proxies.    If a stockholder has voted by telephone, over the Internet or by returning a proxy card, such stockholder may change his or her vote before the Annual Meeting.

A stockholder who has voted by telephone or over the Internet may later change his or her vote by making a timely and valid telephone or Internet vote, as the case may be, or by following the procedures in the following paragraph.

A stockholder may revoke any proxy given pursuant to this solicitation at any time before it is voted by: (1) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy relating to the same shares, or (2) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not by itself revoke a proxy). Any written notice of revocation or subsequent proxy card must be received by the Secretary of the Company prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to the Secretary of the Company or should be sent to Avanex Corporation, 40919 Encyclopedia Circle, Fremont, California 94538, Attention: Corporate Secretary.

Expenses of Solicitation

Avanex will bear all expenses of this solicitation, including the cost of preparing and mailing this solicitation material. The Company may reimburse brokerage firms, custodians, nominees, fiduciaries, and other persons representing beneficial owners of Common Stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of the Company may also solicit proxies in person or by telephone, letter, electronic mail, telegram, facsimile or other means of communication. Such directors, officers and employees will not be additionally compensated, but they may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. The Company has retained the services of Morrow & Co., a professional proxy solicitation firm, to assist in the solicitation of proxies. Avanex will pay Morrow & Co. a fee for its services, which will not be significant, in addition to reimbursement of its out-of-pocket expenses.

Procedure for Submitting Stockholder Proposals

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials.    Stockholders may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the annual meeting of its stockholders to be held in 2007 by submitting their proposals in writing to the Secretary of the Company in a timely manner. In order to be included in the Company’s proxy materials for the 2007 annual meeting of stockholders, stockholder proposals must be received by the Secretary of the Company no later than the Notice Deadline (as defined below), and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting.    In addition, the Company’s Bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders. In general, nominations for the election of directors may be made by (1) the Board of Directors, (2) the Corporate Governance and Nominating Committee or (3) any stockholder entitled to vote who has delivered written notice to the Secretary of the Company no later than the Notice Deadline, which notice must contain specified information concerning the nominees and concerning the stockholder proposing such nominations. However, if a stockholder wishes only to recommend a candidate for consideration by the Corporate Governance and Nominating Committee as a potential nominee for the Company’s Board of Directors, see the procedures discussed in “Proposal One: Election of Directors — Corporate Governance Matters” on page 10.

The Company’s Bylaws also provide that the only business that may be conducted at an annual meeting is business that is (1) specified in the notice of meeting given by or at the direction of the Board of Directors, (2) properly brought before the meeting by or at the direction of the Board of Directors or (3) properly brought before the meeting by a stockholder who has delivered written notice to the Secretary of the Company no later than the Notice Deadline, which notice must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters.

The “Notice Deadline” is defined as that date which is 120 days prior to the one-year anniversary of the date on which the Company first mailed its proxy materials for the previous year’s annual meeting of stockholders. As a result, the Notice Deadline for the 2007 annual stockholder meeting is June 8, 2007.

If a stockholder who has notified the Company of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, or does not send a representative who is qualified under Delaware law to present the proposal on his or her behalf, the Company need not present the proposal for vote at such meeting.

A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to the Secretary of the Company. All notices of proposals by stockholders, whether or not included in the Company’s proxy materials, should be sent to Avanex Corporation, 40919 Encyclopedia Circle, Fremont, California 94538, Attention: Corporate Secretary.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

The Company’s Bylaws currently authorize five directors who are divided into three classes with staggered three-year terms. A director serves in office until his or her respective successor is duly elected and qualified or until his or her earlier death or resignation. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

Nominees for Class I Directors

Two Class I directors have been nominated for election at the Annual Meeting for a three-year term expiring in 2009. Upon the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors has nominated Greg Dougherty and Jo S. Major, Jr. for reelection as Class I directors. Pursuant to Dr. Major’s employment agreement with the Company, the Company has agreed to nominate Dr. Major for re-election as a member of the Company’s Board of Directors at the appropriate annual meetings of stockholders, subject to stockholder approval. With respect to Mr. Dougherty’s April 2005 appointment to the Board of Directors, Mr. Dougherty was initially suggested as a candidate for director by our Chief Executive Officer. Unless otherwise instructed, the proxyholders will vote the proxies received by them for the reelection of Mr. Dougherty and Dr. Major. The Company expects that Mr. Dougherty and Dr. Major will accept such nominations; however, in the event that either nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the Board of Directors to fill such vacancy. The term of office of each person elected as director will continue until such director’s term expires in 2009 or until such director’s successor has been elected and qualified.

Nominees for Class I Directors Whose Terms Expire in 2009

Name	Age	Position
Greg Dougherty	46	Senior Advisor, Picarro, Inc. Mr. Dougherty has served on the Company’s Board of Directors since April 2005. Mr. Dougherty is a Senior Advisor and previously served as Chief Executive Officer of Picarro, Inc., a company focused on developing lasers and optical instruments. He has also served as a director of Picarro since October 2002. From February 2001 to September 2002, Mr. Dougherty held a number of positions at JDS Uniphase, an optical technology company, including Chief Operating Officer, Executive President and Chief Operating Officer of the Amplification and Transmission Business Group. Mr. Dougherty held a number of positions at SDL, Inc., an optical technology company, from March 1997 to February 2001, including Chief Operating Officer, Vice President of the Communications Business Unit and Corporate Marketing and Sales, Vice President of Communications and Information Products, Vice President of the Components Group and President of SDL Optics. Prior to joining SDL, from 1989 to 1997, Mr. Dougherty was the Director of Product Management and Marketing at Lucent Technologies Microelectronics in the Optoelectronics Strategic Business Unit. Mr. Dougherty received a B.Sc. degree in optics from Rochester University.

Jo S. Major, Jr.	44	President, Chief Executive Officer and Chairman of the Board of Directors. Dr. Major has served on the Company’s Board of Directors and as its President and Chief Executive Officer since

Name	Age	Position
August 2004 and as Chairman of the Board of Directors since April 2005. From February 2001 to August 2004, he served in various management roles in the Active Components Group of JDS Uniphase, an optical technology company, including Senior Vice President, Component Products Group, and Vice President, Active Components Business Unit. Dr. Major was employed by SDL, Inc. in a variety of technical managerial positions from 1990 to February 2001, when SDL was acquired by JDS Uniphase. Dr. Major holds a B.S., with high honors, M.S. and Ph.D. from the University of Illinois, and has been granted industry awards for the development of 980nm lasers, high power near-infrared lasers, Raman amplifiers and high performance laser packaging. Dr. Major was an Intel Fellow from 1988 to 1990.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE NOMINEES LISTED ABOVE.

Information Regarding Other Directors Continuing in Office

Incumbent Class II Director Whose Term Expires in 2007

Name	Age	Position
Vinton Cerf	63	Chief Internet Evangelist for Google. Dr. Cerf has served on the Company’s Board of Directors since December 1999. In October 2005, Dr. Cerf joined Google Inc. as Chief Internet Evangelist. Dr. Cerf served as the Senior Vice President for Technology Strategy for MCI (formerly WorldCom, Inc.), a telecommunications company, from September 1998 to September 2005. From January 1996 to September 1998, Dr. Cerf was the Senior Vice President for Internet Architecture and Engineering at MCI. Dr. Cerf also serves on the board of directors of Nuance Communications, Inc. Dr. Cerf received a B.S. in Mathematics from Stanford University, an M.S. in Computer Science from the University of California, Los Angeles, and a Ph.D. in Computer Science from the University of California, Los Angeles.

Incumbent Class III Directors Whose Terms Expire in 2008

Name	Age	Position
Joel A. Smith III	61	Dean of Darla Moore School of Business of the University of South Carolina. Mr. Smith has served on the Company’s Board of Directors since December 1999. Mr. Smith has been the Dean of the Darla Moore School of Business of the University of South Carolina from October 2000 to the present. Previously, Mr. Smith served as the President of Bank of America East, a financial institution, from October 1998 to September 2000. From July 1991 to October 1998, Mr. Smith served as President of Nations Bank Carolinas, a financial institution. Mr. Smith serves on the boards of directors of Carolina National Bank & Trust Co. and NetBank, Inc. Mr. Smith received a B.A. from the University of the South in Sewanee, Tennessee.

Name	Age	Position
Susan Wang	55	Former Chief Financial Officer of Solectron Corporation. Ms. Wang has served on the Company’s Board of Directors since December 2002. Ms. Wang previously served as Executive Vice President of Corporate Development, Chief Financial Officer and Corporate Secretary of Solectron Corporation, a provider of supply-chain and product life-cycle services to original equipment manufacturers, from October 1984 through May 2002. Before joining Solectron, she held positions with Xerox Corporation, Westvaco Corporation and Price Waterhouse & Co. Ms. Wang serves on the boards of directors of Calpine Corporation, Altera Corporation and Nektar Therapeutics. Ms. Wang received her B.B.A. in accounting from the University of Texas and her M.B.A. from the University of Connecticut.

Board Meetings and Committees

During the fiscal year ended June 30, 2006, the Board of Directors of the Company met 27 times (including meetings of the independent directors), and no director attended fewer than 75% of the total number of meetings of the Board of Directors and the committees of which he or she was a member.

The Company’s Board of Directors currently has four standing committees: an Audit Committee, a Compensation Committee, an Option Committee and a Corporate Governance and Nominating Committee.

Audit Committee.    The Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, currently consists of Mr. Dougherty, Mr. Smith and Ms. Wang, each of whom is “independent” as such term is defined for audit committee members by the listing standards of the Nasdaq Stock Market. The Board of Directors has determined that each of Mr. Smith and Ms. Wang is an “audit committee financial expert” as defined under the rules of the Securities Exchange Commission (the “SEC”). The Audit Committee met 11 times during the fiscal year ended June 30, 2006. The Audit Committee is responsible for overseeing the Company’s accounting and financial reporting processes, the audit of the Company’s financial statements and assisting the Board of Directors in oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s internal accounting and financial controls, (3) the Company’s compliance with legal and regulatory requirements and (4) the independent registered public accounting firm’s qualifications, independence and performance. The Audit Committee acts pursuant to a written charter adopted by the Board of Directors, a copy of which is available at http://www.avanex.com under “Investors — Governance — Committee Charters” and is attached hereto as Appendix A.

Compensation Committee.    The Compensation Committee currently consists of Dr. Cerf, Mr. Dougherty and Ms. Wang, each of whom is “independent” as defined by the listing standards of the Nasdaq Stock Market. The Compensation Committee met 8 times during the fiscal year ended June 30, 2006. The Compensation Committee is primarily responsible for evaluating and approving the compensation and benefits for the Company’s executive officers, administering the Company’s 1998 Stock Plan and 1999 Employee Stock Purchase Plan and performing such other duties as may from time to time be determined by the Board of Directors. The Compensation Committee acts pursuant to a written charter adopted by the Board of Directors, a copy of which is available at http://www.avanex.com under “Investors — Governance — Committee Charters.”

Option Committee.    The Option Committee currently consists of Dr. Major. The Option Committee is responsible for granting options to purchase Common Stock of the Company and restricted stock units, on behalf of the Board of Directors, to employees other than officers and directors, pursuant to guidelines established by the Compensation Committee. The Option Committee fulfilled all of its duties through actions by written consent during the fiscal year ended June 30, 2006. The Option Committee acts pursuant to a written charter adopted by the Board of Directors, a copy of which is available at http://www.avanex.com under “Investors — Governance — Committee Charters.”

Corporate Governance and Nominating Committee.    The Corporate Governance and Nominating Committee currently consists of Dr. Cerf and Mr. Smith, each of whom is “independent” as defined by the listing standards of the Nasdaq Stock Market. The Corporate Governance and Nominating Committee met two times during the fiscal year ended June 30, 2006. The Corporate Governance and Nominating Committee is responsible for (1) reviewing and making recommendations to the Board of Directors regarding matters concerning corporate governance, (2) reviewing the composition and evaluating the performance of the Board of Directors, (3) recommending persons for election to the Board of Directors and evaluating director compensation, (4) reviewing the composition of committees of the Board of Directors and recommending persons to be members of such committees, (5) reviewing conflicts of interest of members of the Board of Directors and corporate officers and (6) performing such other duties as may from time to time be determined by the Board of Directors. The Corporate Governance and Nominating Committee’s policy is to consider recommendations of candidates for the Board of Directors submitted by the stockholders of the Company. For more information see the discussion in “Corporate Governance Matters” on page 10. The Governance and Nominating Committee acts pursuant to a written charter adopted by the Board of Directors, a copy of which is available at http://www.avanex.com under “Investors — Governance — Committee Charters.”

Director Compensation

Cash Compensation.    In fiscal year 2006, each non-employee director received an annual retainer of $16,000 per year in cash compensation for service on the Board of Directors. In addition, non-employee directors received the following cash compensation for service on committees of the Board of Directors: chair of the Audit Committee, $12,000 per year; chairs of the Compensation Committee and Corporate Governance and Nominating Committee, $8,000 per year; member of the Audit Committee, $6,000 per year; member of the Compensation Committee and Corporate Governance and Nominating Committee, $4,000 per year.

Starting in fiscal year 2007, each non-employee director will receive a quarterly retainer of $5,000 in cash compensation for service on the Board of Directors. In addition, non-employee directors will receive the following cash compensation for service on committees of the Board of Directors: chair of the Audit Committee, $3,000 per quarter; chairs of the Compensation Committee and Corporate Governance and Nominating Committee, $2,000 per quarter; member of the Audit Committee, $1,500 per quarter; member of the Compensation Committee and Corporate Governance and Nominating Committee, $1,000 per quarter.

Per Meeting Fees.    In fiscal year 2006, each non-employee director was eligible to receive shares of restricted stock for attendance at meetings of the Board of Directors. For each in-person meeting of the Board of Directors that a non-employee director attended, such director received a number of shares of restricted stock with an aggregate fair market value of $1,500. For each telephonic meeting of the Board of Directors that a non-employee director attended, such director received a number of shares of restricted stock with an aggregate fair market value of $500. The shares of restricted stock were granted pursuant to the Company’s 1998 Stock Plan, and the fair market value and aggregate number of the restricted shares was determined in accordance with the Company’s 1998 Stock Plan. Non-employee directors who attended meetings of the Board of Directors during the previous fiscal year but who were no longer directors on the date that such restricted stock was granted were not eligible to receive such grants.

In connection with meetings of the Board of Directors held from July 1, 2005 through June 30, 2006, the Company granted shares of restricted stock to the following non-employee directors in September 2006: Dr. Cerf, 10,416 shares; Mr. Dougherty, 10,714 shares; Mr. Smith, 8,333 shares; and Ms. Wang, 10,714 shares.

Starting in fiscal year 2007, each non-employee director continued to be eligible to receive shares of restricted stock for attendance at meetings of the Board of Directors. For each in-person meeting of the Board of Directors that a non-employee director attends, such director receives a number of shares of restricted stock with an aggregate fair market value of $1,500. For each telephonic meeting of the Board of Directors that a non-employee director attends, such director receives a number of shares of restricted stock with an aggregate fair market value of $500. For each in-person meeting of a Committee of the Board of Directors that a non-employee director attends, such director receives a number of shares of restricted stock with an aggregate fair market value of $1,000. For each telephonic meeting of a Committee of the Board of Directors that a non-employee director attends, such director receives a number of shares of restricted stock with an aggregate fair market value of $500. The shares of restricted stock are granted once per fiscal quarter at the same time each quarter, and the fair market value and aggregate number of the restricted shares is determined on the day of such grant in accordance with the Company’s 1998 Stock Plan. Non-employee directors who attended meetings of the Board of Directors during the previous fiscal quarter but who are no longer directors on the date that such restricted stock is granted will not be eligible to receive such grants.

Equity Compensation.    Directors are also eligible to receive options to purchase the Company’s Common Stock pursuant to the Company’s 1998 Stock Plan and 1999 Director Option Plan. The 1999 Director Option Plan provides for annual automatic grants of nonstatutory stock options to continuing non-employee directors who beneficially own less than one percent of the voting power represented by the outstanding securities of Avanex. Under the 1999 Director Option Plan, each such director is eligible to receive a nonstatutory stock option grant of 40,000 shares of the Company’s Common Stock upon his or her initial election to the Board of Directors (an “Initial Grant”). Proposal Four, if approved, will amend the 1999 Director Option Plan to increase the number of shares of Common Stock underlying an Initial Grant from 40,000 to 80,000 (see a description of Proposal Four on page 16). On the date of each annual stockholders’ meeting, each individual who is at the time continuing to serve as a non-employee director meeting the criteria described above and has served on the Board of Directors for at least the prior six months is automatically granted an option to purchase 20,000 shares of the Company’s Common Stock (a “Subsequent Grant”). All options automatically granted to directors under the 1999 Director Option Plan have an exercise price equal to 100% of the fair market value of the Company’s Common Stock on the date of grant. Each Initial Grant vests and becomes exercisable in four equal annual installments, and each Subsequent Grant vests and becomes exercisable on the first anniversary of the grant date. Proposal Four, if approved, will also amend the 1999 Director Option Plan to provide each non-employee director who meets the criteria described above and has served on the Board of Directors for at least the prior six months with an automatic annual grant of 10,000 restricted stock units, to be granted on the date of each annual stockholders meeting and to vest 100% upon the one-year anniversary of such grant (see a description of Proposal Four on page 16).

During the fiscal year ended June 30, 2006, the Company granted a Subsequent Grant to each of Dr. Cerf, Mr. Dougherty, Mr. Smith and Ms. Wang. Each such option had an exercise price of $0.75 per share, which is equal to 100% of the fair market value of the Company’s Common Stock on the date of grant.

Corporate Governance Matters

Corporate Governance Principles.    Avanex is committed to sound corporate governance. The Board of Directors has adopted Corporate Governance Principles, which are available on at http://www.avanex.com under “Investors — Governance — Corporate Governance Principles.”

Independence of the Board of Directors.    The Board of Directors has determined that, with the exception of Dr. Major, all of its members are “independent directors” as defined in the listing standards of the Nasdaq Stock Market.

Contacting the Board of Directors.    Any stockholder who desires to contact a non-employee director may do so electronically by sending an e-mail to the following address: directorcom@avanex.com. The e-mails are automatically forwarded unfiltered to the Lead Independent Director, who monitors these communications and forwards communication to the appropriate committee of the Board of Directors or non-employee director.

Code of Conduct.    Avanex has adopted a Code of Business Conduct and Ethics that applies to all of its directors, officers (including its principal executive officer, principal financial officer and controller) and employees, which is available at http://www.avanex.com under “Investors — Governance — Code of Business

Conduct and Ethics.” Avanex will also post on this section of its website any amendment to the Code of Business Conduct, as well as any waivers that are required to be disclosed by the rules of the SEC or the Nasdaq Stock Market.

Executive Sessions.    Avanex’s non-management directors meet in executive sessions, without management present, at least two times per year. The sessions are scheduled and chaired by the Lead Independent Director. Any independent director can request that an executive session be scheduled.

Attendance at Annual Stockholder Meetings by the Board of Directors.    Directors are encouraged, but not required, to attend the annual meeting of stockholders. No directors attended the Company’s 2005 annual meeting of stockholders.

Process for Recommending Candidates for Election to the Board of Directors.    The Corporate Governance and Nominating Committee is responsible for, among other things, determining the criteria for membership to the Board of Directors and recommending candidates for election to the Board of Directors. It is the policy of the Committee to consider recommendations for candidates to the Board of Directors from stockholders. Such recommendations must be received by June 30 of the year in which the recommended candidate will be considered for nomination. Stockholder recommendations for candidates to the Board of Directors must be directed in writing to Avanex Corporation, 40919 Encyclopedia Circle, Fremont, California 94538, Attention: Corporate Secretary, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years and evidence of the nominating person’s ownership of Company stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for membership on the Board of Directors, including issues of character, judgment, diversity, age, independence, expertise, corporate experience, other commitments and the like, personal references and an indication of the candidate’s willingness to serve.

The Committee’s general criteria and process for evaluating and identifying the candidates that it selects, or recommends to the full Board of Directors for selection as director nominees, are as follows:

•	The Committee regularly reviews the current composition and size of the Board of Directors.

•	The Committee oversees an annual evaluation of the performance of the Board of Directors as a whole and evaluates the performance of individual members of the Board of Directors eligible for reelection at the annual meeting of stockholders.

•	In its evaluation of director candidates, including the members of the Board of Directors eligible for reelection, the Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors and considers (1) the current size and composition of the Board of Directors, the needs of the Board of Directors and the respective committees of the Board of Directors, (2) such issues as character, judgment, diversity, age, expertise, business experience, length of service, independence, other commitments and the like and (3) such other factors as the Committee may consider appropriate.

•	While the Committee has not established specific minimum qualifications for director candidates, the Committee believes that candidates and nominees must reflect a Board of Directors that is comprised of directors who (1) are predominantly independent, (2) are of high integrity, (3) have broad, business-related knowledge and experience at the policy-making level in business, government or technology, including their understanding of the telecommunications industry and Avanex’s business in particular, (4) have qualifications that will increase the overall effectiveness of the Board of Directors and (5) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members.

•	With regard to candidates who are properly recommended by stockholders or by other means, the Committee will review the qualifications of any such candidate, which review may, in the Committee’s discretion, include interviewing references for the candidate, direct interviews with the candidate or other actions that the Committee deems necessary or proper.

•	In evaluating and identifying candidates, the Committee has the authority to retain and terminate any third-party search firm that is used to identify director candidates and has the authority to approve the fees and retention terms of any search firm.

•	The Committee will apply these same principles when evaluating candidates to the Board of Directors who may be elected initially by the full Board of Directors to fill vacancies or add additional directors prior to the annual meeting of stockholders at which directors are elected.

•	After completing its review and evaluation of director candidates, the Committee selects, or recommends to the full Board of Directors for selection, the director nominees.

PROPOSAL TWO

APPROVAL OF THE ELIMINATION OF THE FLOOR PRICE LIMITATIONS FROM THE

ANTI-DILUTION PROVISIONS OF CERTAIN WARRANTS TO PURCHASE COMMON STOCK

Introduction

On March 6, 2006, the Company closed a registered direct financing transaction in which it issued 24,075,000 shares of Common Stock in the aggregate principal amount of approximately $48,150,000 and related warrants (the “Warrants”) to purchase Common Stock of the Company (the “Transaction”).

The Warrants are exercisable for a term of four years at an exercise price of $2.73 per share (the “Exercise Price”), subject to broad-based anti-dilution provisions in connection with certain future issuances of securities of the Company, including a floor price equal to $2.47 (the “Floor Price”) which would be eliminated if this Proposal Two is approved, as well as for adjustment for stock splits and the like. The Warrants are currently exercisable for 7,222,500 shares of Common Stock. The terms of the Warrants are described in greater detail in the section entitled “Terms of the Transaction” below.

In connection with the Transaction, the Company made certain covenants with the holders of the Warrants (the “Holders”), including (i) that the Company would seek stockholder approval pursuant to the Nasdaq Marketplace Rules described below to eliminate the Floor Price provisions contained in the Warrants, and (ii) in the absence of such stockholder approval, that it would not issue or sell securities of the Company at a per share price that would cause the Exercise Price to be less than the Floor Price.

Accordingly, the Company is seeking stockholder approval to eliminate the Floor Price provisions contained in the Warrants such that if in the future the Company were to issue or sell, or be deemed to issue or sell, shares of Common Stock at a per share price less than the Exercise Price, the Exercise Price would be adjusted pursuant to the anti-dilution provisions of the Warrants to a per share price that is less than the Floor Price. This would result in the Company issuing a greater number of shares of its Common Stock upon exercise of the Warrants. In the event that this Proposal Two is not approved by the stockholders, the Company may be limited in its ability to obtain future financing in that it could not issue or sell securities of the Company at a per share price that will cause the Exercise Price to be less than the Floor Price.

Why the Company Needs Stockholder Approval

The Company is seeking stockholder approval to eliminate the Floor Price provisions contained in the Warrants in order to comply with the Nasdaq Marketplace Rules and to fulfill a covenant made as a condition to consummating the Transaction.

Nasdaq Marketplace Rules.    Rule 4350(i) of the Nasdaq Marketplace Rules requires stockholder approval for the issuance of securities other than in a public offering at a price per share less than the greater of the book or market value of a company’s stock, where the amount of securities being issued represents 20% or more of an issuer’s outstanding listed securities or 20% or more of the voting power outstanding before the issuance.

Avanex is subject to the Nasdaq Marketplace Rules because its Common Stock is listed on the NASDAQ Global Market. The issuance of the Warrants in the Transaction did not require stockholder approval under Rule 4350(i). The Company is seeking stockholder approval pursuant to Rule 4350(i) so that, if stockholder approval is obtained, it may eliminate the Floor Price provisions contained in the Warrants. Stockholder approval to eliminate the Floor Price is necessary because if, following a dilutive event, the Exercise Price of the Warrants were adjusted below the Floor Price, then, as described in more detail below:

•	the price at which such Common Stock would be issued upon exercise of the Warrants would be below the market price of the Common Stock as of the closing of the Transaction; and

•	the number of shares of Common Stock issued in connection with the Transaction and upon exercise of the Warrants could be in excess of 20% of the outstanding shares or in excess of 20% of the voting power as of the closing of the Transaction.

Covenant of the Transaction.    In addition, as a condition to consummating the Transaction, the Company agreed to seek stockholder approval to eliminate the Floor Price provisions contained in the Warrants at the Annual Meeting. If stockholder approval is not obtained on or prior to that deadline, the Company is obligated to seek stockholder approval during each twelve month period thereafter until such stockholder approval is obtained. If at any meeting of stockholders the Board of Directors of the Company does not recommend such stockholder approval and such stockholder approval is not obtained, the Company is obligated to seek stockholder approval during each calendar quarter thereafter until such stockholder approval is obtained.

Terms of the Transaction

General.    On March 6, 2006, Avanex entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain buyers who are parties to the Purchase Agreement for the sale of 24,075,000 shares of Common Stock at a price per share of $2.00 for an aggregate purchase price of approximately $48,150,000 million. Holders purchasing shares of the Common Stock also received warrants to purchase initially up to an aggregate of 7,222,500 shares of Common Stock at an exercise price of $2.73 per share. Pursuant to the Purchase Agreement, the Company made certain covenants with the Holders, including: (i) the Company would seek stockholder approval pursuant to the Nasdaq Marketplace Rules described below to eliminate the Floor Price provisions contained in the Warrants and (ii) in the absence of such stockholder approval, that it would not issue or sell securities of the Company at a per share price less than the Floor Price.

The Transaction was made pursuant to a shelf registration statement on Form S-3 (file number 333-117443) declared effective by the SEC on July 28, 2004.

Warrants.    Avanex issued Warrants to the Holders that are currently exercisable for an aggregate of 7,222,250 shares of Common Stock. The Warrants are exercisable for a term of four years at an exercise price of $2.73 per share, subject to broad-based anti-dilution provisions described below.

Anti-dilution Provisions of the Warrants.    If the Company issues or sells, or pursuant to the Warrants is deemed to have issued or sold, any shares of Common Stock (excluding certain issuances or sales described below) for a price per share less than the Exercise Price in effect immediately prior to such issue or sale (a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the product of (A) the Exercise Price in effect immediately prior to such Dilutive Issuance and (B) the quotient determined by dividing (i) the sum of (x) the product derived by multiplying the Exercise Price in effect immediately prior to such Dilutive Issuance and the number of shares of Common Stock deemed outstanding immediately prior to such Dilutive Issuance plus (y) the consideration, if any, received by the Company upon such Dilutive Issuance, by (ii) the product derived by multiplying (x) the Exercise Price in effect immediately prior to such Dilutive Issuance by (y) the number of shares of Common Stock deemed outstanding immediately after such Dilutive Issuance.

In addition, upon an adjustment of the Exercise Price as described above, the number of shares of Common Stock received upon exercise of the Warrants shall be adjusted to the number of shares of Common Stock determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of number of shares of Common Stock acquirable upon exercise of the Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

The anti-dilution provisions above do not apply to certain “excluded securities,” including securities issued in connection with employee benefit plans, upon the exercise of the Warrants, pursuant to certain underwritten public offerings, pursuant to certain acquisitions by the Company, or in respect of subdivisions, stock dividends or capital reorganizations affecting the Common Stock.

Currently, the anti-dilution adjustments described above are subject to the Floor Price such that if a Dilutive Issuance were to occur, the Exercise Price could not be reduced to a price lower than the Floor Price. If the stockholders approve this Proposal Two, the Floor Price would be eliminated for the Warrants such that the Exercise Price could be reduced to a price lower than the Floor Price.

The following tables show the number of shares of Common Stock that would be issued upon exercise of the Warrants following various future hypothetical dilutive issuances, assuming in one case that the Floor Price provisions are still in effect and assuming in another case that the Floor Price provisions have been eliminated pursuant to this Proposal Two. Each scenario assumes that the Company has raised $30 million in a future hypothetical financing transaction, that 205,149,263 shares of Common Stock were outstanding immediately prior to the financing and that following the financing the Holders have exercised their Amended and Restated Warrants in full. The effect of Dilutive Issuances in the $0.90 to $0.40 per share range is shown in the tables below because in a hypothetical financing with a per share price above approximately $0.80, the Exercise Price of the Warrants would not be reduced to a price lower than the Floor Price.

At the current Exercise Price of $2.73 per share, the Warrants are exercisable into 7,222,500 shares of Common Stock.

Effect of Hypothetical $30 Million Financing With Floor Price Provisions in Effect

Price of Dilutive Issuance	New Exercise Price of Warrants With Floor Price Provisions	Shares of Common Stock Issued to Purchasers Upon Exercise of Warrants
$0.90	$2.4742	7,968,884
$0.80	$2.4700	7,982,486
$0.70	$2.4700	7.982,486
$0.60	$2.4700	7.982,486
$0.50	$2.4700	7,982,486
$0.40	$2.4700	7,982,486

Effect of Hypothetical $30 Million Financing Without Floor Price Provisions in Effect

Price of Dilutive Issuance	New Exercise Price of Warrants Without Floor Price Provisions	Shares of Common Stock Issued to Purchasers Upon Exercise of Warrants
$0.90	$2.4742	7,968,884
$0.80	$2.4317	8.108.113
$0.70	$2.3792	8,287,122
$0.60	$2.3126	8,525,800
$0.50	$2.2254	8,859,949
$0.40	$2.1062	9,361,174

Further Information.    The terms of the Transaction, Warrants and other Transaction documents are complex and only briefly summarized above. For further information on the Transaction and the rights of the Holders, please refer to the descriptions contained in the Current Report on Form 8-K filed with the SEC on

March 7, 2006 and the transaction documents filed as exhibits to such reports. The terms of the Common Stock are set forth in Avanex’s Amended and Restated Certificate of Incorporation filed with the Quarterly Report on Form 10-Q filed with the SEC on May 16, 2000.

Effect of the Elimination of the Floor Price on Current Stockholders

The total number of shares of Common Stock currently issuable upon exercise of the Warrants in full is 7,222,250, representing approximately 3.40% of the shares of Common Stock outstanding as of the Record Date (assuming such exercise). As discussed earlier, in the event that a future dilutive event were to occur, the Exercise Price of the Warrants could be adjusted, but currently not below the Floor Price. This would result in some dilution to the stockholders of the Company upon a future exercise of the Warrants by the Holders. If this Proposal Two is adopted, and a future dilutive event were to occur, the Exercise Price of the Warrants could be adjusted below the Floor Price. As a result, the issuance of shares upon exercise of the Warrants by the Holders could potentially result in significantly greater dilution to the stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

Reasons for the Board of Directors’ Recommendation

The Board of Directors believes that approval of the proposal is in the best interests of the Company and its stockholders for the following reasons, among others:

•	the Company will satisfy a covenant that it made with the Holders that was a condition to consummating the Transaction;

•	the Company would have increased flexibility with respect to future financing needs in that it would be able, if necessary, to issue or sell securities of the Company at a per share price less than the Floor Price in certain circumstances; and

•	the Company would not be required to spend additional time and expense to seek stockholder approval in the future, which would be required not less than once every twelve months or once every three months, as applicable.

PROPOSAL THREE

AMENDMENT TO THE CERTIFICATE OF INCORPORATION

TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors has unanimously approved, subject to stockholder approval, an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from 300 million to 450 million (the “Amendment”). The Board of Directors has declared the Amendment to be advisable and has recommended that the Amendment be presented to the stockholders for approval. As of September 6, 2006, approximately 205.1 million shares were issued and outstanding, approximately 15.8 million shares of Common Stock were reserved for issuance pursuant to outstanding option agreements, approximately 5.6 million shares of Common Stock were reserved for issuance pursuant to outstanding convertible notes, and approximately 15.5 million shares of Common Stock were reserved for issuance pursuant to outstanding warrants.

Our Certificate of Incorporation currently authorizes the issuance of up to 300 million shares of Common Stock. Because of the Company’s acquisitions and financing activities in the last several years, we now have a substantially larger number of shares outstanding than we had previously. For this and other reasons discussed below, the Board of Directors has determined that it is in the Company’s and its stockholders’ best interest to amend the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from 300 million to 450 million shares. If the stockholders approve this Proposal Three, the Board of Directors intends to file an amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware to increase the number of authorized shares of Common Stock. If this Proposal Three is not approved by the stockholders, our Certificate of Incorporation will continue as currently in effect.

The Board of Directors believes that it is prudent to increase the authorized number of shares of Common Stock in order to maintain a reserve of shares available for immediate issuance to meet business needs, such as an acquisition or equity offering, promptly as they arise. The Board of Directors believes that maintaining such a reserve will save time and money in responding to future events requiring the issuance of additional shares of Common Stock, such as acquisitions or equity offerings. In addition, the increase in the number of authorized shares of Common Stock will allow us to continue providing equity incentives to our employees, officers and directors. All authorized but unissued shares of Common Stock will be available for issuance from time to time for any proper purpose approved by the Board of Directors (including issuances in connection with stock-based employee benefit plans and issuances to raise capital or effect acquisitions). There are currently no arrangements, agreements or understandings for the issuance of the additional shares of authorized Common Stock except for issuances in the ordinary course of business. The Board of Directors does not presently intend to seek further stockholder approval of any particular issuance of shares unless such approval is required by law or the Nasdaq Marketplace Rules.

The additional shares of Common Stock to be authorized by the Amendment would have rights identical to the currently outstanding Common Stock of the Company. Our stockholders do not currently have any preemptive or similar rights to subscribe for or purchase any additional shares of Common Stock that may be issued in the future, and therefore, future issuances of Common Stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of the existing stockholders.

If this Proposal Three is approved by the stockholders, the increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized but unissued Common Stock could (within the limits imposed by applicable law) be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

The affirmative vote of the holders of a majority of the outstanding shares of our Common Stock entitled to vote at the Annual Meeting is required to approve this Amendment to the Company’s Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as a vote against the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL FOUR

APPROVAL OF AMENDMENT TO AVANEX’S 1999 DIRECTOR OPTION PLAN TO INCREASE THE

NUMBER OF SHARES OF COMMON STOCK UNDERLYING THE INITIAL OPTION GRANT FOR NEW NON-EMPLOYEE DIRECTORS FROM 40,000 TO 80,000 AND TO PROVIDE FOR AN AUTOMATIC ANNUAL GRANT OF 10,000 RESTRICTED STOCK

UNITS TO NON-EMPLOYEE DIRECTORS

General

Avanex’s 1999 Director Option Plan (the “Director Plan”) was adopted by the Board of Directors and approved by the stockholders in January 2000 and became effective upon the completion of the Company’s initial public offering. The Director Plan provides for the grant of nonstatutory stock options to Avanex’s non-employee directors who do not directly or indirectly own one percent or more of the total voting power of the Company (each an “Outside Director”). Prior to the amendment of the Director Plan that is the subject of this Proposal Four, options were granted pursuant to the Director Plan to Outside Directors as follows: (1) on the date an individual first became an Outside Director, such individual was automatically granted a one-time nonstatutory stock option to purchase 40,000 shares of the Company’s Common Stock (the “Initial Grant”) and

(2) immediately following each annual stockholder meeting, each Outside Director who continued as an Outside Director following such annual meeting and had served on the Board of Directors for at least the prior six months was automatically granted a nonstatutory stock option to purchase 20,000 shares of Common Stock (a “Subsequent Grant”); no other awards were granted.

Proposal

In August 2006, the Board of Directors adopted, subject to stockholder approval, an amendment to the Director Plan (i) to increase from 40,000 to 80,000 the number of shares of Common Stock underlying an Initial Grant and (ii) to provide for an automatic annual grant of 10,000 restricted stock units (“RSUs”) to Outside Directors.

Avanex believes strongly that the approval of the amendment to the Director Plan is essential to the Company’s continued success. Stock options and RSUs such as those provided under the Director Plan, as amended, are vital to Avanex’s ability to attract and retain outstanding and highly skilled individuals to serve on the Board of Directors. Due to recent statutory and regulatory changes, directors are required to accept greater responsibility, devote more time to their service as directors, and in many instances require a specific expertise to serve. The proposed increase in the number of shares subject to an Initial Grant and the granting of RSUs reflect the competitive market Avanex must face to attract and retain highly competent individuals to the Board of Directors on whose judgment, initiative, leadership and continued efforts the growth and profitability of the Company depend.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

Summary of the Director Plan

The following paragraphs provide a summary of the principal features of the Director Plan, as proposed to be amended, and its operation. The following summary is qualified in its entirety by reference to the Director Plan, as set forth in Appendix B.

Background and Purpose of the Plan

The Director Plan is intended to attract and retain the best available Outside Directors, to provide them additional incentives and to encourage their continued service on the Board of Directors.

Types of Awards Granted Under the Plan

The Director Plan permits the grant of nonstatutory stock options and RSUs (together, the “Awards”).

Administration of the Plan

All Awards granted under the Director Plan are automatic and nondiscretionary; however, to the extent the Director Plan requires administration, it is administered by the Board of Directors or by a committee designated by the Board of Directors (the “Administrator”). The Corporate Governance and Nominating Committee currently administers the Director Plan.

As of the Record Date, a total of 900,000 shares of Common Stock have been reserved for issuance under the Director Plan, and 833,000 shares remained available for future grant. The Director Plan provides for automatic annual increases each July 1st by an amount equal to the lesser of (i) 150,000 shares of Common Stock, (ii) 0.25% of the outstanding shares on that date or (iii) a smaller amount determined by the Board of Directors.

Awards that Expire or are Forfeited

If an Award expires or is cancelled without having been fully exercised or, with respect to RSUs, is forfeited back to Avanex, the unpurchased or forfeited shares generally will be returned to the available pool of shares reserved for issuance under the Director Plan.

Eligibility to Receive Awards

The Director Plan provides that Awards may be granted only to Outside Directors.

Stock Options

A stock option is the right to acquire shares of Avanex’s Common Stock at a fixed exercise price for a fixed period of time. Under the Director Plan, each Outside Director will automatically be granted an Initial and Subsequent Grant in the manner described under the subsection titled “General” in this Proposal Four. However, if the amendment to the Director Plan is approved by Avanex’s stockholders, the Initial Grant will be an option to purchase 80,000 shares of Common Stock, rather than an option to purchase 40,000 shares of Common Stock.

The exercise price of the shares subject to an Initial Grant or Subsequent Grant is equal to 100% of the fair market value of the Company’s Common Stock on the date of grant.

An option granted under the Director Plan cannot generally be exercised until it becomes vested. One fourth of the shares subject to the Initial Grant vests and becomes exercisable one year after the grant date and an additional one fourth vests and becomes exercisable each year thereafter, such that the option is fully exercisable four years after its date of grant. Each Subsequent Grant vests and becomes 100% exercisable one year after the date such option is granted. Vesting of options on any given vesting date is subject to the optionee continuing to serve as a director through that vesting date. Options granted under the Director Plan have maximum terms of ten years from the grant date.

The exercise price of each option granted under the Plan must be paid in full at the time of exercise. The Director Plan permits for payment to be made in cash, through the tender of shares that are already owned by the director, through a cashless exercise or a combination of any of these methods.

Restricted Stock Units

RSUs are Awards that are paid in shares as the Award vests. If Proposal Four is approved by Avanex’s stockholders, automatic annual grants of 10,000 RSUs will be made to Outside Directors who continued as an Outside Director following such annual meeting and have served on the Board of Directors for at least the prior six months. An RSU granted under the Director Plan would vest and become 100% payable one year after the date such RSU is granted. Vesting of RSUs is subject to the grantee continuing to serve as a director through the vesting date.

Termination of Status as a Director

If an Outside Director ceases to serve as a director of Avanex for reasons other than death or disability, the Outside Director may within three months after the date that the Outside Director ceases to be a director (unless otherwise provided in the director’s option agreement) exercise an Award to the extent that the Outside Director was entitled to exercise it at the date of such termination. In the event that an Outside Director’s status as a director terminates as a result of the Outside Director’s death or disability, all of the Awards held by the Outside Director under the Director Plan will be exercisable (to the extent the Award was exercisable on the date of termination) for a period of twelve months following the date of such death or disability. However, in no event may the period of exercisability extend beyond the expiration date of the Award.

If an Outside Director ceases to serve as a director of Avanex for any reason, all unvested RSUs are forfeited to Avanex.

Adjustment Upon Changes in Capitalization

In the event of changes in the outstanding Common Stock of Avanex by reason of any stock splits, reverse stock splits, stock dividends, combinations, or reclassifications of the Common Stock, or any other increase or decrease in the number of issued shares effected without receipt of consideration by Avanex, an appropriate adjustment shall be made by the Administrator, subject to any required stockholder action, to (1) the number of shares covered by each Award, (2) the number of shares authorized for issuance under the Director Plan, (3) the price per share and (4) the number of shares issuable pursuant to the automatic grant provisions.

Dissolution or Liquidation

In the event of the proposed dissolution or liquidation of the Company, all outstanding Awards will terminate immediately prior to the consummation of such proposed action.

Merger or Asset Sale

In the event of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, outstanding Awards may be assumed or equivalent Awards may be substituted by the successor corporation or a parent or subsidiary of such successor corporation. If the successor corporation does not assume or substitute an outstanding Award, the Director Plan provides for the full vesting and payout of outstanding RSUs and the full acceleration of the exercisability of outstanding options for a period of 30 days from the date of notice of acceleration to the holder of the option, after which time the option will terminate.

Change of Control

In the event of a change of control, as defined in the Director Plan, each outstanding option will accelerate and become fully vested and exercisable, and all outstanding RSUs will accelerate and become fully vested and payable immediately prior to such change of control.

Non-transferability of Awards

Awards granted under the Director Plan may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised only by the Outside Director during his or her lifetime.

Amendment, Suspension or Termination of the Director Plan

The Board of Directors may at any time amend, suspend or terminate the Director Plan. Avanex will obtain stockholder approval of any amendment to the Director Plan in such a manner and to such a degree as is necessary and desirable to comply with applicable law or regulation, including the requirements of any exchange or quotation system on which the Common Stock is traded. No Awards may be granted during any suspension of the Director Plan or after termination of the Director Plan. Any amendment, suspension or termination of the Director Plan will not affect Awards already granted and such Awards will remain in full force and effect as if the Director Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Outside Director and Avanex, which agreement must be in writing and signed by the Outside Director and Avanex. Unless earlier terminated by the Board of Directors, the Director Plan will terminate in January 2010. Any Awards outstanding under the Director Plan at the time of its termination will remain outstanding until they expire by their terms.

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of options and of RSUs granted under the Director Plan. Tax consequences for any particular individual may be different.

Nonstatutory Stock Options.    All options granted under the Director Plan are nonstatutory stock options. No taxable income is reportable when a nonstatutory stock option is granted to an Outside Director. Upon exercise, the Outside Director will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock Units.    A participant generally will not have taxable income upon grant of restricted stock units. Instead, he or she generally will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the shares or cash received minus any amount paid for the shares.

Tax Effect for the Company.    Avanex generally will be entitled to a tax deduction in connection with an Award under the Director Plan in an amount equal to the ordinary income realized by the Outside Director and at the time the Outside Director recognizes such income.

Restricted Stock Units and Options to be Granted to Certain Individuals and Groups

Assuming Avanex obtains approval of the amendment to the Director Plan, the following table sets forth the aggregate number of RSUs and of shares subject to options that Avanex expects to be granted under the Director Plan during the current fiscal year.

Name	Number of Restricted Stock Units (#)	Dollar Value of Shares of Restricted Stock Units ($)	Number of Options (#)	Weighted Average Exercise Price ($)
Vinton Cerf	10,000	(1)	20,000	(2)
Greg Dougherty	10,000	(1)	20,000	(2)
Joel A. Smith III	10,000	(1)	20,000	(2)
Susan Wang	10,000	(1)	20,000	(2)
All current executive officers as a group(3)	—	—	—	—
All directors (other than executive officers) as a group (4 persons)	40,000	(1)	80,000	(2)
All employees, excluding executive officers, as a group	—	—	—	—

(1)	The dollar value of the shares of restricted stock units will be determined on the date of grant.

(2)	The exercise price of the options will be determined on the date of grant in accordance with the terms of the Director Plan.

(3)	Including each of the executive officers named in the Summary Compensation Table.

PROPOSAL FIVE

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as its independent registered public accounting firm to audit the consolidated financial statements of the Company for fiscal year 2007. Although ratification by stockholders is not required by law, the Audit Committee has determined that it is desirable to request ratification of this selection by the stockholders. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint new independent auditors at any time during the year if the Audit Committee believes that such a change would be in the best interests of Avanex and its stockholders. If the stockholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee may reconsider its selection.

As discussed below in “Change in Independent Public Accountants,” Deloitte & Touche LLP was engaged as the Company’s independent registered public accounting firm in December 2004. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

Accounting Fees

The following table shows the fees paid or accrued by the Company for the audit and other services provided by Ernst & Young LLP for the portion of fiscal year 2005 that Ernst & Young LLP acted as the Company’s principal accountant.

	Fiscal Year
	2005	2006
Audit Fees(1)	$297,448	—
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$297,448	$0

(1)	Consists of fees for professional services rendered for statutory audits, for the reviews of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q and for SEC filings for those years.

The following table shows the fees paid or accrued by the Company for the audit and other services provided by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, for fiscal years 2005 and 2006.

	Fiscal Year
	2005	2006
Audit Fees(1)	$2,208,000	$2,585,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$2,208,000	$2,585,000

(1)	Consists of fees for professional services rendered for the audit of the Company’s annual consolidated financial statements for the fiscal years ended June 30, 2005 and 2006, attestation of managements report on internal controls, statutory audits, quarterly reviews of interim financial information, consents, and comfort letter procedures.

Pre-Approval of Audit and Non-Audit Services

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. To ensure prompt handling of unexpected matters, the Audit Committee delegates to the Chairman of the Audit Committee the authority to approve all audit and permissible non-audit services.

Since the May 6, 2003 effective date of the SEC rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, each new engagement of an independent registered public accounting firm was approved in advance by the Audit Committee, and none of those engagements made use of the de minimus exception to pre-approval contained in the SEC’s rules.

Change in Independent Public Accountants

On September 17, 2004, Ernst & Young LLP, the independent registered public accounting firm engaged to audit Avanex’s consolidated financial statements, resigned effective upon the earlier of the filing date of, or the due date for, Avanex’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2004. Ernst & Young LLP’s resignation became effective on November 9, 2004. The Audit Committee of the Board of Directors did not recommend, nor was it asked to approve, Ernst & Young LLP’s resignation. The reports of Ernst & Young LLP on Avanex’s consolidated financial statements for the years ended June 30, 2003 and 2004 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of Avanex’s consolidated financial statements for the years ended June 30, 2003 and 2004, and during the subsequent interim period, there were no disagreements between Avanex and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference thereto in its report. There were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K during the years ended June 30, 2003 and 2004, or during the subsequent interim period. Ernst & Young LLP furnished letters to the SEC stating its agreement with certain statements made in Avanex’s Current Report on Form 8-K and Form 8-K/A filed with the SEC on September 23, 2004 and November 15, 2004, respectively, which statements are not materially different than the statements made herein. Ernst & Young LLP’s letters are filed as exhibits to such Current Reports on Form 8-K and Form 8-K/A.

On December 8, 2004, the Audit Committee of the Board of Directors engaged Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm. During the Company’s two fiscal years and the subsequent interim period prior to the Company’s engagement of Deloitte & Touche LLP, the Company did not consult with Deloitte & Touche LLP regarding any matters or reportable events described in paragraphs (a)(2)(i) or (a)(2)(ii) of Item 304 of Regulation S-K.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of Avanex’s Common Stock, as of September 6, 2006, for the following: (1) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company’s Common Stock; (2) each of the Company’s non-employee directors; (3) each of the executive officers named in the Summary Compensation Table; and (4) all directors and executive officers of the Company as a group.

Name	Common Stock Beneficially Owned(1)	Percentage Beneficially Owned(2)
Alcatel 54, rue la Boétie 75008 Paris France	28,295,868	13.79%
Kings Road Investments Ltd.(3) c/o Polygon Investment Partners LLP 10 Duke of York Square London X0 SW3 4LY	13,305,218	6.09%
Jo S. Major, Jr.(4)	1,313,613	*
Vinton Cerf(5)	124,500	*
Greg Dougherty(6)	20,000	*
Joel A. Smith III(7)	131,500	*
Susan Wang(8)	79,000	*
Giovanni Barbarossa(9)	1,821,650	*
Yves LeMaitre(10)	186,702	*
Paul Negus	—	—
Jaime Reloj	—	—
Anthony Riley(11)	207,833	*

All directors and executive officers as a group (10 persons)(12)	4,027,297	1.93%

*	Less than one percent of the outstanding Common Stock.

(1)	The number and percentage of shares beneficially owned are determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares over which the individual or entity has voting power or investment power and any shares of Common Stock that the individual has the right to acquire within 60 days of September 6, 2006, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person or entity has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.

(2)	The total number of shares of Common Stock outstanding as of September 6, 2006 was 205,149,263.

(3)	As indicated in the Schedule 13G filed by Kings Road Investments Ltd. (“Kings Road”) pursuant to the Exchange Act on February 14, 2006, which may not be current as of September 6, 2006. Consists of 11,111,112 shares of Common Stock reported issuable upon exercise of a warrant to purchase 2,194,106 shares of Common Stock and/or conversion of a senior secured convertible note due 2008 in the principal amount of $10,000,000 owned by Kings Road. Kings Road is a wholly-owned subsidiary of Polygon Global Opportunities Master Fund (“Master Fund”). Polygon Investments Ltd. (the “Investment Manager”), Polygon Investment Management Limited (“PIML”), Polygon Investment Partners LLP (the “UK Investment Manager”), Polygon Investment Partners LP (the “US Investment Manager”), Polygon Investment Partners GP, LLC (the “General Partner”) have voting and depository control over securities owned by Kings Road and the Master Fund. Reade E. Griffith, Alexander E. Jackson, Patrick G. G. Dear control the Investment Manager, the UK Investment Manager, the US Investment Manager, PIML and the General Partner.

(4)	Represents 293,686 shares held by Dr. Major and 1,019,927 shares issuable pursuant to options exercisable within 60 days of September 6, 2006.

(5)	Represents 3,500 shares held by Dr. Cerf and 121,000 shares issuable pursuant to options exercisable within 60 days of September 6, 2006.

(6)	Represents 2,500 shares held by Mr. Dougherty and 17,500 shares issuable pursuant to options exercisable within 60 days of September 6, 2006.

(7)	Represents 5,800 shares held by Mr. Smith individually, 1,200 shares held by his spouse and 124,500 shares issuable pursuant to options exercisable within 60 days of September 6, 2006.

(8)	Represents 7,000 shares held by Ms. Wang and 72,000 shares issuable pursuant to options exercisable within 60 days of September 6, 2006.

(9)	Represents 728 shares held by Mr. Barbarossa and 1,820,922 shares issuable pursuant to options exercisable within 60 days of September 6, 2006.

(10)	Represents 186,702 shares issuable pursuant to options held by Mr. LeMaitre exercisable within 60 days of September 6, 2006.

(11)	Represents 28,260 shares held by Mr.Riley and 179,573 shares issuable pursuant to options exercisable within 60 days of September 6, 2006.

(12)	Includes 3,679,624 shares issuable upon the exercise of options exercisable within 60 days of September 6, 2006.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act (“Section 16(a)”) requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities (“10% Stockholders”), to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. Such executive officers, directors and 10% Stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required to be filed during the fiscal year ended June 30, 2006, the Company believes that its executive officers, directors and 10% Stockholders have complied with all Section 16(a) filing requirements applicable to them, except that the following persons each filed the following number of late Forms 4: Giovanni Barbarossa (2), Todd Brooks (1), Vinton Cerf (1), Greg Dougherty (1), Cal Hoagland (1), Bradley Kolb (1), Yves LeMaitre (2), Jo Major, Jr. (2), Jaime Reloj (1), Tony Riley (2), Joel A. Smith, III (1), and Susan Wang (1).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company’s Compensation Committee is currently composed of Dr. Cerf, Mr. Dougherty and Ms. Wang. No interlocking relationship exists between any member of the Company’s Compensation Committee and any member of the compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the Compensation Committee is or was formerly an officer or an employee of the Company.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of June 30, 2006 with respect to the shares of the Company’s Common Stock that may be issued under the Company’s existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders(1)	16,758,068	$4.83	24,295,202	(2)
Equity compensation plans not approved by security holders	—	—	—

Total	16,758,068	$4.83	24,295,202	(2)

(1)	The Company’s 1998 Stock Plan provides that on July 1, the first day of the Company’s fiscal year, the number of shares authorized under the plan shall be increased by the lesser of (i) 6,000,000 shares, (ii) 4.9% of the outstanding shares on such date or (iii) a lesser amount determined by the Board of Directors. The Company’s 1999 Director Option Plan provides that on July 1, the first day of the Company’s fiscal year, the number of shares authorized under the plan shall be increased by the lesser of (i) 150,000 shares, (ii) 1/4 of 1% of the outstanding shares on such date or (iii) a lesser amount determined by the Board of Directors. The Company’s 1999 Employee Stock Purchase Plan provides that on July 1, the first day of the Company’s fiscal year, the number of shares authorized under the plan shall be increased by the lesser of (i) 750,000 shares, (ii) 1% of the outstanding shares on such date or (iii) a lesser amount determined by the Board of Directors.

(2)	Includes 2,780,627 shares available for future issuances under the Company’s 1999 Employee Stock Purchase Plan.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning compensation received by the Chief Executive Officer and each of the five other most highly compensated executive officers whose salary plus bonus exceeded $100,000 during the last fiscal year for services rendered to the Company in all capacities for the three years ended June 30, 2006 (the “Named Executive Officers”):

Long-Term Compensation
		Annual Compensation			Restricted Stock Units ($)(1)	Securities Underlying Options/SARs (#)	All other Compensation ($)
Name and Principal Position	Year	Salary ($)	Bonus ($)
Jo S. Major, Jr.(2) President, Chief Executive Officer and Chairman of the Board of Directors	2006 2005 2004	350,000 293,462 —	— 100,000 —		942,174 — —	— 1,350,000 —	480 325 —	(3) (3)

Giovanni Barbarossa Chief Technology Officer and Vice President, Product Development	2006 2005 2004	260,000 260,000 258,846	— — 25,000		310,522 — —	— 274,984 400,000	480 384 375	(3) (3) (3)

Yves LeMaitre(4) Vice President and General Manager, Optical Components	2006 2005 2004	225,000 — —	— — —		326,664 — —	— — —	384 — —	(3)

Anthony Riley(5) Vice President, Finance	2006 2005 2004	194,000 — —	— — —		264,522 — —	350,000 — —	266 — —	(3)

Paul Negus(6) Former Vice President, Operations	2006 2005 2004	152,241 225,000 220,673	— — —		115,000 — —	— 246,383 250,000	103 730 558	(3) (3) (3)

Jaime Reloj(7) Former Vice President, Sales	2006 2005 2004	231,782 216,000 198,846	82,750 182,294 62,894	(8) (9) (10)	292,827 — —	— 238,435 250,000	319 346 331	(3) (3) (3)

(1)	The value shown is the number of RSUs times the market price of Avanex Common Stock on the date of grant. The table below sets forth the number of RSUs granted during fiscal 2006, the value per unit (based on fair market values on the dates of award), the total number of these RSUs held on June 30, 2006, and the value of these units based on the fair market value on June 30, 2006, or $1.76 per share. The vesting of the RSUs granted on December 20, 2005 is as follows: 25% of the RSUs awarded shall vest on December 20, 2006 and 1/48th of the RSUs awarded shall vest each month thereafter, such that 100% of the RSUs will be fully vested on December 20, 2009, subject to the reporting person continuing to be a service provider through such dates. The vesting of the RSUs granted on February 1, 2006 is as follows: 12.5% of the RSUs awarded shall vest on March 31, 2006 and 12.5% of the RSUs awarded shall vest each quarter thereafter, such that 100% of the RSUs will be fully vested on December 31, 2007, subject to the reporting person continuing to be a service provider through such dates. Immediately upon a change of control of the Company, each of the RSUs in this table will become vested and exercisable as to 50% of the shares underlying such RSU, if such RSUs are not already vested. Upon or within twelve months of a change of control, if any such individual’s employment terminates as a result of an involuntary termination (other than for cause), each such RSU will become fully vested.

				As of June 30, 2006
Name	Date of RSU Grant	Units	Value Per Unit ($)	Units	Aggregate Value ($)
Jo S. Major, Jr.	12/20/2005	200,000	1.15	200,000	352,000
	1/31/2006	608,696	1.17	456,522	803,479
Giovanni Barbarossa	12/20/2005	40,000	1.15	40,000	70,400
	1/31//2006	226,087	1.17	169,566	298,436
Yves LeMaitre	12/20/2005	85,000	1.15	85,000	149,600
	1/31//2006	195,653	1.17	146,739	258,261
Anthony Riley	1/31//2006	226,087	1.17	169,566	298,436
Paul Negus	12/20/2005	100,000	1.15	—	—
Jaime Reloj	12/20/2005	60,000	1.15	—	—
	1/31//2006	191,305	1.17	—	—

(2)	Dr. Major was appointed President and Chief Executive Officer by the Board of Directors in August 2004. Dr. Major became Chairman of the Board of Directors in April 2005.

(3)	Consists of amounts paid for group term life insurance.

(4)	Mr. LeMaitre was appointed Vice President and General Manager, Optical Components in July 2005.

(5)	Mr. Riley was appointed Acting Chief Financial Officer in September 2005 and was named Vice President, Finance in April 2006.

(6)	Mr. Negus resigned in January 2006.

(7)	Mr. Reloj resigned in May 2006.

(8)	Consists of sales commissions earned and paid in fiscal 2006.

(9)	Includes $36,121 of sales commissions earned in fiscal 2005 but paid in fiscal 2006.

(10)	Includes $15,073 of sales commissions earned in fiscal 2004 but paid in fiscal 2005.

Option Grants in Last Fiscal Year

The following table sets forth, as to the Named Executive Officers, information concerning stock options granted during the fiscal year ended June 30, 2006.

Name	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
	Number of Shares Underlying Options Granted(1)	% of Total Options Granted to Employees in Year(2)	Exercise Price Per Share	Expiration Date(3)
					5%	10%
Jo S. Major, Jr.	—	—	—	—	—	—
Giovanni Barbarossa	—	—	—	—	—	—
Yves LeMaitre	—	—	—	—	—	—
Anthony Riley	350,000	4.1%	$0.91	9/20/2015	$200,655	$506,415
Paul Negus	—	—	—	—	—	—
Jaime Reloj	—	—	—	—	—	—

(1)	The options in this table are nonstatutory stock options granted under the Company’s 1998 Stock Plan. All of these options have ten-year terms and vest as to 12/48 of the shares subject to the options on the first anniversary of the date of grant and the remainder vests at a rate of 1/48 of the shares subject to the option each month thereafter. Immediately upon a change of control of the Company, each of the options in this table will become vested and exercisable as to 50% of the shares underlying such option, if such options are not already vested. Upon or within twelve months of a change of control, if any such individual’s employment terminates as a result of an involuntary termination (other than for cause), each such option will become fully vested.

(2)	Avanex granted options and RSUs to employees to purchase 8,590,306 shares of Common Stock in the fiscal year ended June 30, 2006.

(3)	The options in this table may terminate before their expiration upon the termination of the optionee’s status as a director, employee or consultant or upon the optionee’s disability or death.

(4)	Under rules promulgated by the SEC, the amounts in these two columns represent the hypothetical gain or “option spread” that would exist for the options in this table based on assumed stock price appreciation from the date of grant until the end of such options’ ten-year term at assumed annual rates of 5% and 10%. Annual compounding results in total appreciation of 63% (at 5% per year) and 159% (at 10% per year). The 5% and 10% assumed annual rates of appreciation are specified in SEC rules and do not represent the Company’s estimate or projection of future stock price growth. The Company does not necessarily agree that this method can properly determine the value of an option, and there can be no assurance that the potential realizable values shown in this table will be achieved.

Option Exercises and Holdings

The following table sets forth, as to the Named Executive Officers, certain information concerning stock options exercised and RSUs vested during the fiscal year ended June 30, 2006 and the number of shares of the Company’s Common Stock subject to both exercisable and unexercisable stock options as of June 30, 2006. Also reported are values for “in-the-money” options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Company’s Common Stock as of June 30, 2006.

Name	Shares Acquired on Exercise(3)	Value Realized ($)	Number of Shares Underlying Unexercised Options at Year-End(1)		Value of Unexercised In-The-Money Options at Year-End(2)

			Exercisable	Unexercisable	Exercisable ($)	Unexercisable ($)
Jo S. Major, Jr.	152,174	381,044	695,833	654,167	28,875	86,625
Giovanni Barbarossa	235,687	378,028	1,406,974	108,334	15,876	38,250
Yves LeMaitre	48,913	122,479	86,666	233,334	63,266	170,334
Anthony Riley	56,521	141,529	—	350,000	—	276,500
Paul Negus	339,508	104,556	—	—	—	—
Jaime Reloj	180,000	209,320	608,747	—	93,750	—

(1)	Represents shares underlying unexercised options, but not unvested RSUs. For information regarding unvested RSUs at year end please refer to the table in footnote 1 of the Summary Compensation Table.

(2)	The market value of underlying securities is based on the $1.76 closing price of the Company’s Common Stock on June 30, 2006 (the last trading day of the Company’s 2006 fiscal year) on the Nasdaq Global Market, minus the exercise price.

(3)	Includes shares acquired on exercise of vested stock options and vested RSUs.

Employment and Change of Control Arrangements

The stock option agreements and RSU agreements between the Company, Dr. Major and Messrs. Barbarossa, LeMaitre and Riley provide that immediately upon a change of control, as defined in the agreements, each such option will become vested and exercisable as to 50% of the shares underlying such option, if such options are not already so vested. Upon or within twelve months of a change of control, if any such individual’s employment terminates as a result of an involuntary termination, as defined in the agreements (other than for cause, as defined in the agreements), each such option will become fully vested and exercisable.

Pursuant to Avanex’s 1999 Director Option Plan, immediately upon a change of control, as defined in the plan, options to purchase Avanex Common Stock will become fully vested and exercisable. In addition, options to purchase shares of Avanex Common Stock granted to each of Messrs. Brooks and Smith on October 18, 2001 and December 18, 2002, to Mr. Brooks on October 30, 2003 and to Dr. Cerf on December 10, 1999, October 18, 2001 and December 18, 2002 under Avanex’s 1998 Stock Plan contain similar provisions. Each of the stock option agreements of Messrs. Brooks, Dougherty and Smith, Dr. Cerf and Ms. Wang provide for an exercise period extending until two years after the termination of such person’s service with Avanex, but in no event beyond the options’ normal expiration dates.

In June 2005, the Company adopted a severance policy, effective July 1, 2005, whereby (i) each senior vice president of the Company who is terminated without cause shall be entitled to receive the equivalent of his or her base salary, less applicable withholding, for a period of twelve months from the date of his or her termination, and (ii) each vice president of the Company who is terminated without cause shall be entitled to receive the equivalent of his or her base salary, less applicable withholding, for a period of six months from the date of his or her termination.

CERTAIN TRANSACTIONS

Transactions with Management and Others

Transactions with Alcatel.

In July 2003, in connection with the Company’s acquisition of the optical components business of Alcatel, the Company issued 35,369,834 shares of the Company’s Common Stock to Alcatel, and the Company entered into an intellectual property licensing agreement, supply agreement, frame purchase agreement and transition services agreement with Alcatel. The supply agreement and transition services agreements were each amended in October 2005, as described below. As of September 6, 2006, Alcatel beneficially owned approximately 11.6% of the Company’s outstanding Common Stock. Pursuant to the supply agreement, as amended, and frame purchase agreement, among other things, Alcatel agreed to purchase 70% of its requirements for certain qualified products from the Company until October 2007, provided that the Company remain competitive with respect to these products. Products sold to Alcatel accounted for $43.8 million, or 27% of the Company’s net revenue during the fiscal year ended June 30, 2006. In addition, the Company purchased $2.7 million of raw materials and components from Alcatel during the fiscal year ended June 30, 2006. Pursuant to the transition services agreement, Alcatel agreed to provide certain services to the Company, and the Company paid Alcatel $1.0 million during the fiscal year ended June 30, 2006 for such services.

On October 28, 2005, the Company and Alcatel and certain of Alcatel’s subsidiaries entered into a First Addendum to the Supply Agreement, which is an addendum to that certain Supply Agreement between Alcatel and the Company dated as of July 31, 2003. On December 20, 2005, the Company and Alcatel entered into an Amendment to the First Addendum to the Supply Agreement. Pursuant to the addendum, as amended, the Company and Alcatel agreed to enter into a two-year supply agreement from October 2005 to October 2007. In connection with the addendum, Alcatel agreed to advance Avanex France S.A., the Company’s French subsidiary, an aggregate of 5,000,000€, to be offset against future products ordered from Avanex or Avanex France, of which 2,000,000€ would be paid within seven days of entering into the addendum and 3,000,000€ would be paid upon the later of (i) the date that certain products that Alcatel has ordered are delivered or (ii) December 15, 2005. The Company would not begin to credit the 2,000,000€ and 3,000,000€ amounts against future products ordered by Alcatel until one year from the respective dates that such amounts are paid by Alcatel to Avanex France. Pursuant to the amendment, the Company and Alcatel agreed that Alcatel would purchase certain products from the Company at a purchase price of 2,000,576€, and that payment for such products will be credited against the 5,000,000€ advance payable to the Company pursuant to the addendum.

On October 28, 2005, the Company and Alcatel and certain of Alcatel’s subsidiaries entered into a First Addendum to the Transitional Service Agreement, which is an addendum to the Transitional Service Agreement between Alcatel and the Company dated as of July 31, 2003. Pursuant to this addendum, the Company agreed to consolidate its operations in Nozay, France from four buildings, each of which was leased from Alcatel, into one building leased from Alcatel (and in certain circumstances, into one other building to be leased from Alcatel in Marcoussis, France). Alcatel agreed to pay all costs associated with the relocation. In connection with the relocation, the Company and Alcatel agreed to amend their currently existing lease agreement for the Nozay, France facilities (and in certain circumstances, to enter into a lease agreement for the Marcoussis, France facility). In addition, Alcatel agreed to apply a credit to the Company of 4,800,000€ against rent and associated facilities costs for a period of 12 months from August 1, 2005, and to apply a credit to the Company of 800,000€ against rent for an additional 12 months from August 1, 2006.

On October 28, 2005, the Company and Alcatel agreed to certain restrictions on Alcatel’s ability to sell shares of Common Stock held by Alcatel. Specifically, Alcatel agreed that it would not sell any of the approximately 28.3 million shares of Common Stock of the Company that it held as of October 28, 2005 until December 31, 2005. From January 1, 2006 through June 30, 2006, Alcatel would be permitted to sell one-third of such 28.3 million shares, and from July 1, 2006 through December 31, 2006, Alcatel would be permitted to sell another one-third of such 28.3 million shares. After January 1, 2007, Alcatel would no longer be subject to such selling restrictions. Notwithstanding such selling restrictions, Alcatel would be free to sell any of its shares if the sales price was at least $2.00.

Employment Agreement with Jo S. Major, Jr.

In August 2004, Avanex entered into an at-will employment agreement with Jo S. Major, Jr., (the “Employment Agreement”), amended in November 2004. Pursuant to the Employment Agreement, Dr. Major received a signing bonus of $100,000. The Employment Agreement provides for an annual base salary of $350,000, as well as the potential for bonus payments upon achievement of certain performance goals established by the Compensation Committee. In connection with the Employment Agreement, Dr. Major was granted an option to purchase 1,200,000 shares of Common Stock at the fair market value on the date of grant. The option vests as to 450,000 shares on the first anniversary of the date of grant and will vest as to the remaining shares in 36 equal installments each month thereafter. Pursuant to Dr. Major’s employment agreement with the Company, the Company has agreed to nominate Dr. Major for reelection as a member of the Company’s Board of Directors at the appropriate annual meetings of stockholders, subject to stockholder approval. If, following the first year of Dr. Major’s employment, Avanex terminates his employment without cause, Avanex must continue to pay Dr. Major’s salary for a period of 12 months, as well as pay a pro rata portion of bonus payments that Dr. Major would have otherwise been entitled to receive pursuant to the Employment Agreement. Pursuant to the Employment Agreement, in the event of a “change of control,” as defined in the Employment Agreement, or upon Dr. Major’s termination following a change of control, Avanex must accelerate the vesting of all or a portion of Dr. Major’s option.

May 2005 Financing and November 2005 Refinancing.

On May 16, 2005, Avanex entered into a Securities Purchase Agreement (the “2005 Purchase Agreement”) with the purchasers named therein (each an “Investor” and collectively the “Investors”), including Steelhead Investments Ltd. (“Steelhead”) and Kings Road, which individually have owned more than five percent of the Common Stock during fiscal 2006, for the private placement of senior secured convertible notes (the “Notes”) in the principal amount of $35.0 million and related warrants (the “Warrants”) to purchase Common Stock. In connection with the 2005 Purchase Agreement, Avanex entered into a Registration Rights Agreement with the Investors providing for the registration of the Common Stock underlying the Notes and the Warrants. In addition, on May 19, 2005, Avanex and certain wholly owned subsidiaries of Avanex entered into a Pledge Agreement and a Security Agreement with a Collateral Agent, and certain wholly owned subsidiaries of Avanex executed a Guaranty in favor of the Collateral Agent (in each case of the capitalized terms above, as defined in the agreements).

On October 25, 2005 and November 2, 2005, Avanex filed Current Reports on Form 8-K announcing the receipt of letters from certain Investors asserting the existence of an event of default under the Notes. On November 8, 2005, Avanex and each Investor entered into a separate Amendment Agreement (each an

“Amendment Agreement” and collectively the “Amendment Agreements”). Pursuant to each Amendment Agreement, each Investor agreed to withdraw the purported default notice, if any, delivered by such Investor. In addition, Avanex and each Investor entered into a mutual release. Avanex also agreed to pay to each Investor a release amount which, in the aggregate, totals $3,500,000.

In addition, pursuant to the Amendment Agreement, Avanex and each Investor agreed to amend and restate such Investor’s Notes (the “Amended and Restated Notes”), primarily to amend the conversion price to $0.90. The Amended and Restated Notes are each subject to broad-based anti-dilution provisions that contained a floor price equal to $0.7279 (which floor price was removed in January 2006 upon stockholder approval) and provide for adjustments for stock splits and similar events.

The Amended and Restated Notes mature on May 19, 2008 and will accrue interest at a rate of 8% per annum, subject to adjustment, with accrued interest payable quarterly in arrears in cash and interest for the first two years pre-paid on May 19, 2005. Avanex may, subject to certain market performance targets and other conditions, cause the holders of the Amended and Restated Notes to convert such notes into shares of Common Stock after May 19, 2007. Holders of the Amended and Restated Notes may require Avanex to repurchase some or all of such notes if a Change of Control occurs, at a price in cash equal to the greater of (i) the product of (x) the Change of Control Premium, (y) the Conversion Amount being redeemed and (z) the quotient determined by dividing (A) the Closing Sale Price of the Common Stock immediately following the public announcement of such proposed Change of Control by (B) the Conversion Price and (ii) the product of (x) the Change of Control Premium and (y) the Conversion Amount being redeemed (in each case of the capitalized terms above, as defined in the notes).

An event of default will occur under the Amended and Restated Notes for a number of reasons, including Avanex’s failure to pay when due any principal, interest or late charges on such notes, certain defaults on Avanex’s indebtedness, certain events of bankruptcy and Avanex’s breach or failure to perform in respect of representations and obligations under such notes. Upon the occurrence of an Event of Default, Avanex’s obligations under the Amended and Restated Notes may become due and payable in accordance with the terms thereof at a price equal to the greater of (i) the product of (x) the Conversion Amount to be redeemed and (y) the Redemption Premium and (ii) the product of (x) the Conversion Rate with respect to such Conversion Amount in effect at such time as the Holder delivers an Event of Default Redemption Notice and (B) the Closing Sale Price of the Common Stock on the date immediately preceding such Event of Default (in each case of the capitalized terms above, as defined in the notes).

Pursuant to each Amendment Agreement, Avanex and each Investor also agreed to amend and restate such Investor’s Warrants (the “Amended and Restated Warrants”), primarily to amend the exercise price to $1.13. The Amended and Restated Warrants are subject to broad-based anti-dilution provisions similar to the provisions set forth in the Amended and Restated Notes, including a floor price equal to $0.7279 (which floor price was removed in January 2006 upon stockholder approval), and provide for adjustments for stock splits and similar events. The Amended and Restated Warrants are exercisable for an aggregate of 8,677,689 shares of Common Stock and are exercisable until May 19, 2008.

Avanex’s obligations under the Amended and Restated Notes remain secured by substantially all of the assets of Avanex, substantially all of the assets of the domestic subsidiaries of Avanex, a pledge of all capital stock of the domestic subsidiaries of Avanex and a pledge of 65% of the capital stock of the non-U.S. subsidiaries of Avanex. In addition, Avanex’s obligations under the Amended and Restated Notes will be guaranteed by its domestic subsidiaries.

Pursuant to each Amendment Agreement, Avanex and each Investor amended certain portions of the 2005 Purchase Agreement and the Registration Rights Agreement, as set forth in each Amendment Agreement. Pursuant to the Registration Rights Agreement, as amended by each Amendment Agreement, Avanex filed a registration statement on Form S-3 to cover the resale of the shares issued upon conversion of the Amended and Restated Notes and the Amended and Restated Warrants.

March 2006 Financing.

On March 6, 2006, Avanex entered into a Securities Purchase Agreement (the “2006 Purchase Agreement”) with certain buyers who are parties to the 2006 Purchase Agreement, including Steelhead, Kings Road and entities affiliated with GLG Partners LP, which individually have owned more than five percent of the Common Stock during fiscal 2006, for the sale of 24,075,000 shares of Common Stock at a price per share of $2.00 for an aggregate purchase price of approximately $48,150,000. Investors purchasing shares of Common Stock also received warrants to purchase up to an aggregate of 7,222,500 shares of Common Stock at an exercise price of $2.73 per share. The warrants are subject to broad-based anti-dilution provisions that contain a floor price equal to $2.47 (which floor price may be removed upon the approval of the stockholders of Proposal Two above), and provide for adjustments for stock splits and similar events. The warrants are exercisable until March 2010. The Company effected the sale pursuant to a shelf registration statement on Form S-3 (file number 333-117443) declared effective by the SEC on July 28, 2004.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

With respect to the Company’s financial reporting process, the management of the Company is responsible for (1) establishing and maintaining internal controls and (2) preparing the Company’s consolidated financial statements. The Company’s independent registered public accounting firm is responsible for auditing these financial statements. It is the responsibility of the Audit Committee to oversee these activities. In the performance of its oversight function, the Audit Committee has:

•	reviewed and discussed the audited financial statements with management;

•	discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm for the year ended June 30, 2006, the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect; and

•	received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed Deloitte & Touche LLP’s independence with them.

Based upon the reviews and discussions described in this Report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2006.

AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS

Susan Wang, Chair

Greg Dougherty

Joel A. Smith III

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Company’s Compensation Committee was formed in April 1999 and currently consists of Dr. Cerf, Mr. Dougherty and Ms. Wang. The Compensation Committee generally evaluates and approves the Company’s executive compensation policies, including the base salary levels and target incentives for the Company’s executive officers at the beginning of each year, and approves the performance objectives of the executive officers in their areas of responsibility. The Compensation Committee also administers the Company’s 1998 Stock Plan and the 1999 Employee Stock Purchase Plan. No former or current member of the Compensation Committee is a former or current officer or employee of Avanex or any of its subsidiaries. Meetings of the Compensation Committee are also attended by members of management who provide background and market information and make recommendations to the Compensation Committee on salary levels, officer performance objectives, and corporate financial goals. However, members of management are not entitled to vote on any actions taken by the Compensation Committee, and Avanex’s chief executive officer is not present during deliberations or voting on his compensation.

Executive Officer Compensation Programs

Objectives.    The objectives of the executive officer compensation program are to attract, retain, motivate and reward key personnel who possess the necessary leadership and management skills, through competitive base salary, cash bonus incentives, long-term incentive compensation in the form of stock options, and various benefits, including medical and life insurance plans. The executive compensation policies of the Compensation Committee are intended to combine competitive levels of compensation and rewards for above average performance and to align relative compensation with the achievements of key business objectives, optimal satisfaction of customers, and maximization of stockholder value. The Compensation Committee believes that stock ownership by management is beneficial in aligning management and stockholder interests, thereby enhancing stockholder value.

Base Salaries.    Salaries for the Company’s executive officers are determined primarily on the basis of the executive officer’s level of responsibility, general salary practices of peer companies and the officer’s individual qualifications and experience. The base salaries are regularly reviewed and may be adjusted by the Compensation Committee in accordance with certain criteria which include individual performance, the functions performed by the executive officer, the scope of the executive officer’s on-going duties, general changes in the compensation peer group in which the Company competes for executive talent, and the Company’s financial performance generally. The weight given each such factor by the Compensation Committee may vary from individual to individual.

Incentive Bonuses.    The Compensation Committee believes that an incentive bonus plan can serve to motivate the Company’s executive officers and management to achieve annual performance goals. During the fiscal year ended June 30, 2006, the Company amended its 1998 Stock Plan to permit the award of RSUs to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants of the Company, and to promote the success of the Company’s business. Pursuant to the Company’s Fiscal 2006 Incentive Bonus Plan, certain employees and executive officers of the Company were eligible to be granted RSUs based upon the achievement of certain financial milestones approved by the Board of Directors. The amount of RSUs awarded would constitute up to 70% of the base salary of the employee or executive officer. The RSU awards would have a one year vesting period, which would be accelerated upon the achievement of additional financial milestones approved by the Board of Directors. The aggregate value of the RSUs that could have been granted to executive officers pursuant to the Fiscal 2006 Incentive Bonus Plan was approximately $870,000. Pursuant to the Company’s Sales Compensation Plan, the Company’s Vice President of Sales was eligible to receive incentive compensation based upon the achievement of certain financial and operating milestones approved by the Board of Directors. A portion of the incentive compensation would be paid quarterly in cash and a portion of the incentive compensation would be paid quarterly in RSUs.

No incentive bonuses were paid to executive officers of the Company in relation to the fiscal years ended June 30, 2005 and 2006, except for sales commissions to the former Vice President, Sales, as shown on the Summary Compensation Table on page 25.

Stock Option Grants.    Stock options may be granted to executive officers and other employees under the 1998 Stock Plan. Because of the direct relationship between the value of an option and the stock price, the Compensation Committee believes that options motivate executive officers to manage the Company in a manner that is consistent with stockholder interests. Stock option grants are intended to focus the attention of the recipient on the Company’s long-term performance, which the Company believes results in improved stockholder value, and to retain the services of the executive officers in a competitive job market by providing significant long-term earnings potential. To this end, stock options generally vest and become fully exercisable over a four-year period. The principal factors considered in granting stock options to executive officers of the Company are prior performance, level of responsibility, other compensation and the executive officer’s ability to influence the Company’s long-term growth and profitability. However, the 1998 Stock Plan does not provide any quantitative method for weighting these factors, and a decision to grant an award is primarily based upon a subjective evaluation of past as well as future anticipated performance of the executive officer.

Other Compensation Plans.    The Compensation Committee also administers certain general employee benefit plans in which executive officers are permitted to participate on parity with other employees. The Company also provides a 401(k) deferred compensation plan.

Deductibility of Compensation.    The Compensation Committee considers the potential effects of Section 162(m) of the Internal Revenue Code on the compensation paid to certain of the Company’s executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for certain executive officers, unless compensation is performance-based. The Compensation Committee is aware of the Section 162(m) limitations, and the available exemptions, and in 2005 determined that it was appropriate to obtain (and it did obtain) stockholder approval of the amended 1998 Stock Plan to allow the Company to receive a tax deduction for certain performance-based compensation paid under the Plan in excess of the Section 162(m) limitations. The Committee will further address the issue of deductibility when and if circumstances warrant the use of other available exemptions.

Chief Executive Officer Compensation

The compensation of the Chief Executive Officer is reviewed annually based on the same factors discussed above for all executive officers. Dr. Major’s base salary for the year ended June 30, 2006 was $350,000. Dr. Major’s base salary was established in part by comparing the base salaries of chief executive officers at other companies of similar size. Dr. Major received a signing bonus of $100,000 upon joining the Company in fiscal year 2005.

COMPENSATION COMMITTEE OF

THE BOARD OF DIRECTORS

Susan Wang, Chair

Vinton Cerf

Greg Dougherty

COMPANY STOCK PRICE PERFORMANCE GRAPH

The following graph compares the cumulative total return to stockholders on the Company’s Common Stock with the cumulative total return of The Nasdaq Stock Market (U.S.) Index and the Nasdaq Telecommunications Index. The graph assumes that $100 was invested on June 30, 2000 in the Company’s Common Stock and in each of the indices discussed above, including reinvestment of dividends. No dividends have been declared or paid on the Company’s Common Stock. Note that historic stock price performance is not necessarily indicative of future stock price performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG AVANEX CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX

AND THE NASDAQ TELECOMMUNICATIONS INDEX

*	$100 invested on 6/30/01 in stock or index-including reinvestment of dividends. Fiscal year ending June 30.

OTHER MATTERS

The Board of Directors does not know of any other matter to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named on the enclosed proxy card will have discretion to vote the shares of Common Stock they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. We urge you to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been enclosed.

THE BOARD OF DIRECTORS

Vinton Cerf

Greg Dougherty

Jo S. Major, Jr.

Joel A. Smith III

Susan Wang

Fremont, California

October 6, 2006

APPENDIX A

CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF

AVANEX CORPORATION

PURPOSE

The purpose of the Audit Committee of the Board of Directors of Avanex Corporation (the “Company”) shall be to:

•	provide oversight of the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements;

•	assist the Board of Directors in oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications, independence and performance, and (4) the Company’s internal accounting and financial controls; and

•	provide to the Board of Directors such information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

MEMBERSHIP AND ORGANIZATION

Composition.    The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors. The Audit Committee will consist of at least three members of the Board of Directors. Members of the Audit Committee must meet the following criteria (as well as any criteria required by the SEC):

•	each member will be an independent director in accordance with (i) the Audit Committee requirements of the Nasdaq Stock Market, Inc. Marketplace Rules (the “Nasdaq Rules”) and (ii) the rules of the SEC;

•	each member will be able to read and understand fundamental financial statements, in accordance with the Audit Committee requirements of the Nasdaq Rules;

•	at least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a principal financial officer or other senior officer with financial oversight responsibilities; and

•	at least one member will be an “audit committee financial expert” as defined in the rules of the SEC.

Meetings.    The Audit Committee will meet at least four times annually. The Audit Committee may establish its own meeting schedule, which it will provide to the Board of Directors. The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company, at such times as it deems appropriate to review the financial affairs of the Company. The Audit Committee will meet separately with the independent auditors of the Company, at such times as it deems appropriate, but not less than quarterly.

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

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Compensation.    Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board of Directors. Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board of Directors or any committee thereof.

RESPONSIBILITIES AND DUTIES

The responsibilities and duties of the Audit Committee shall include:

Review Procedures

•	reviewing the reports of management and the independent auditors concerning the design, implementation and maintenance of the Company’s internal controls and procedures for financial reporting, including meeting periodically with the Company’s management and the independent auditors to review their assessment of the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

•	reviewing and providing guidance with respect to the external audit by (i) reviewing the independent auditors’ proposed audit scope and approach, (ii) discussing with the Company’s independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies, disagreements with management and any other matters described in SAS No. 61, and (iii) reviewing reports submitted to the audit committee by the independent auditors in accordance with applicable SEC requirements;

•	reviewing and discussing with management and the independent auditors the annual audited financial statements and quarterly unaudited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC;

•	directing the Company’s independent auditors to review before filing with the SEC the Company’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

•	conducting a post-audit review of the financial statements and audit findings, including any suggestions for improvements provided to management by the independent auditors, and management’s response to such suggestions;

•	reviewing before release the unaudited quarterly operating results in the Company’s quarterly earnings release;

•	providing oversight and review at least annually of the Company’s risk management policies, including its investment policies;

•	reviewing and approving in advance any proposed related party transactions;

•	reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements; reviewing its own charter and processes;

Independent Auditors

•	appointing, compensating and overseeing the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

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•	reviewing the independence of the outside auditors, including (i) obtaining on a periodic basis a written statement from the independent auditors regarding relationships and services with the Company that may impact independence, as defined by applicable standards and SEC requirements, (ii) presenting this statement to the Board, and (iii) to the extent there are relationships, monitoring and investigating them;

•	pre-approving audit and permissible non-audit services provided to the Company by the independent auditors, except where pre-approval is not required because such non-audit services are de minimis under the rules of the SEC, in which case subsequent approval may be obtained. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings;

Regulatory Compliance and Other Matters

•	overseeing compliance with the requirements of the SEC for disclosure of auditor’s services and audit committee members, member qualifications and activities;

•	reviewing management’s monitoring of compliance with the Foreign Corrupt Practices Act;

•	reviewing, approving and monitoring the Company’s code of ethics for its principal executive and senior financial officers;

•	providing a report for inclusion in the Company’s proxy statement in accordance with the rules and regulations of the SEC; and

•	establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

In addition, the Audit Committee may retain, as appropriate, outside legal, accounting or other advisors to advise or assist the Audit Committee in the performance of any of the responsibilities and duties set forth above.

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APPENDIX B

AVANEX CORPORATION

1999 DIRECTOR OPTION PLAN

(as amended and restated effective                     , 2006)

1. Purposes of the Plan.    The purposes of this 1999 Director Option Plan are to attract and retain the best available personnel for service as Outside Directors (as defined herein) of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

All options granted hereunder shall be nonstatutory stock options. Restricted Stock Units may also be granted under the Plan.

2. Definitions.    As used herein, the following definitions shall apply:

(a) “Award” means, individually or collectively, a grant under the Plan of Options or Restricted Stock Units.

(b) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(c) “Awarded Stock” means the Common Stock subject to an Award.

(d) “Beneficial Owner” shall mean a “beneficial owner” (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing 1% or more of the total voting power represented by the Company’s outstanding voting securities on the date of any grant hereunder.

(e) “Board” means the Board of Directors of the Company.

(f) “Change of Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities who is not already such as of the Effective Date; or

(ii) The consummation of the sale or disposition by the Company of all or substantially all the Company’s assets; or

(iii) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining out-standing or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or

(iv) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the Effective Date, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transaction described in subsections (i), (ii), or (iii) above, or in connection with an actual or threatened proxy contest relating to the election of directors to the Company.

Notwithstanding the foregoing, in no event shall the initial public offering of the Company’s securities pursuant to a registration statement filed under Section 12 of the Exchange Act constitute a Change of Control.

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Common Stock” means the common stock of the Company or, in the case of certain Restricted Stock Units, the cash equivalent thereof.

(i) “Company” means Avanex Corporation, a Delaware corporation.

(j) “Director” means a member of the Board.

(k) “Disability” means total and permanent disability as defined in section 22(e)(3) of the Code.

(l) “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director’s fee by the Company shall not be sufficient in and of itself to constitute “employment” by the Company.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

(o) “Inside Director” means a Director who is an Employee.

(p) “Option” means a stock option granted pursuant to the Plan.

(q) “Optionee” means a Director who holds an Option.

(r) “Outside Director” means a Director who is not an Employee and who is not the Beneficial Owner.

(s) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(t) “Participant” means a Director who holds of an outstanding Award granted under the Plan.

(u) “Plan” means this 1999 Director Option Plan, as it may be amended from time to time.

(v) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to the Plan Each (and therefore shall be the equivalent of one Share for purposes of determining the number of Shares subject to an Award). Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(w) “Share” means a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

(x) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986.

3. Stock Subject to the Plan.    Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares which may be awarded and sold under the Plan is 300,000 Shares (the “Pool”), plus an annual increase to be added on the first day of the Company’s fiscal year beginning on January 1, 2001, equal to the lesser of (i) 150,000 shares, (ii)  1/4 of 1% of the outstanding shares on such date or (iii) a lesser amount determined by the Board. The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock Units, is forfeited back to or repurchased by the Company, the unpurchased, forfeited or repurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

4. Administration and Grants of Awards under the Plan.

(a) Procedure for Grants.    All grants of Awards to Outside Directors under this Plan shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

(i) No person shall have any discretion to select which Outside Directors shall be granted Awards or to determine the number of Shares to be covered by Awards.

(ii) Each Outside Director shall be automatically granted an Option to purchase 80,000 Shares (the “First Option”) on the date on which the later of the following events occurs: (A) the effective date of this Plan, as determined in accordance with Section 6 hereof, or (B) the date on which such person first becomes an Outside Director, whether through election by the shareholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director or Beneficial Owner who ceases to be an Inside Director or Beneficial Owner but who remains a Director shall not receive a First Option.

(iii) Each Outside Director shall be automatically granted an Option to purchase 20,000 Shares (a “Subsequent Option”) on the date of the Company’s annual stockholder’s meeting each year provided he or she is then an Outside Director and if as of such date, he or she shall have served on the Board for at least the preceding six (6) months.

(iv) Notwithstanding the provisions of subsections (ii) and (iii) hereof, any exercise of an Option granted before the Company has obtained shareholder approval of the Plan in accordance with Section 16 hereof shall be conditioned upon obtaining such shareholder approval of the Plan in accordance with Section 16 hereof.

(v) The terms of a First Option granted hereunder shall be as follows:

(1) the term of the First Option shall be ten (10) years.

(2) the First Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Sections 8 and 10 hereof.

(3) the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the First Option.

(4) subject to Section 10 hereof, the First Option shall vest and become exercisable as to twenty-five percent (25%) of the Shares subject to the First Option on each anniversary of its date of grant, provided that the Optionee continues to serve as a Director on such dates.

(vi) The terms of a Subsequent Option granted hereunder shall be as follows:

(1) the term of the Subsequent Option shall be ten (10) years.

(2) the Subsequent Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Sections 8 and 10 hereof.

(3) the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the Subsequent Option.

(4) subject to Section 10 hereof, the Subsequent Option shall vest and become exercisable as to one-hundred percent (100%) of the Shares subject to the Subsequent Option on the one-year anniversary of its date of grant, provided that the Optionee continues to serve as a Director on such date.

(vii) Each Outside Director shall be automatically granted 10,000 Restricted Stock Units (a “Restricted Stock Unit Grant”) on the date of the Company’s annual stockholder’s meeting each year provided he or she is then an Outside Director and if as of such date, he or she shall have served on the Board for at least the preceding six (6) months.

(viii) The terms of a Subsequent Option granted hereunder shall be as follows:

(1) Subject to Section 10 hereof, the Restricted Stock Unit Grant shall vest as to one-hundred percent (100%) of the Shares subject to the Restricted Stock Unit Grant on the one-year anniversary of its date of grant, provided that the Participant continues to serve as a Director on such date.

(2) Upon vesting, the Shares subject to the vested portion of the Restricted Stock Unit Grant shall be deemed earned and the Participant shall be entitled to receive a payout as specified in the Award Agreement. Earned Restricted Stock Units shall be paid in Shares.

(3) Payment of earned Restricted Stock Units shall be made as soon as practicable after vesting.

(4) Subject to Section 10 hereof, in the event a Participant’s status as a Director terminates for any reason, all unearned Restricted Stock Units shall be forfeited to the Company.

(ix) In the event that any Award granted under the Plan would cause the number of Shares subject to outstanding Awards plus the number of Shares previously purchased under Options or issued pursuant to Restricted Stock Units to exceed the Pool, then the remaining Shares available for Award grant shall be granted under Awards to the Outside Directors on a pro rata basis. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through action of the Board or the shareholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration, forfeiture or repurchase of Awards previously granted hereunder.

5. Eligibility.    Awards may be granted only to Outside Directors. All Awards shall be automatically granted in accordance with the terms set forth in Section 4 hereof.

The Plan shall not confer upon any Participant any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate the Director’s relationship with the Company at any time.

6. Term of Plan.    The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 16 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 11 of the Plan.

7. Form of Consideration.    The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall consist of (i) cash, (ii) check, (iii) other shares which (x) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iv) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (v) any combination of the foregoing methods of payment.

8. Exercise of Option.

(a) Procedure for Exercise; Rights as a Shareholder.    Any Option granted hereunder shall be exercisable at such times as are set forth in Section 4 hereof; provided, however, that no Options shall be exercisable until shareholder approval of the Plan in accordance with Section 16 hereof has been obtained.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 7 of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Awarded Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Continuous Status as a Director.    Subject to Section 10 hereof, in the event an Optionee’s status as a Director terminates (other than upon the Optionee’s death or Disability), the Optionee may exercise his or her Option, but only within three (3) months following the date of such termination (unless otherwise provided in the Optionee’s option agreement), and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of such termination, and to the extent that the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

(c) Disability of Optionee.    In the event Optionee’s status as a Director terminates as a result of Disability, the Optionee may exercise his or her Option, but only within twelve (12) months following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of termination, or if he or she does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

(d) Death of Optionee.    In the event of an Optionee’s death, the Optionee’s estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option, but only within twelve (12) months following the date of death, and only to the extent that the Optionee was entitled to exercise it on the date of death (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of death, and to the extent that the Optionee’s estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

9. Non-Transferability of Awards.    The Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.

10. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a) Changes in Capitalization.    Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation, forfeiture or expiration of an Award, as well as the price per Share covered by each such outstanding Award, and the number of Shares issuable pursuant to the automatic grant provisions of Section 4 hereof shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

(b) Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised or a Restricted Stock Unit has not vested, it shall terminate immediately prior to the consummation of such proposed action.

(c) Merger or Asset Sale.    In the event of a merger of the Company with or into another corporation or the sale of all or substantially all of the assets of the Company, outstanding Awards may be assumed or equivalent awards may be substituted by the successor corporation or a Parent or Subsidiary thereof (the “Successor Corporation”). If an Award is assumed or substituted for, the Option or equivalent option shall continue to be exercisable and the Restricted Stock Unit or an equivalent award shall continue to vest, as provided in Section 4 hereof for so long as the Participant serves as a Director or a director of the Successor Corporation. Thereafter, the Option or option shall remain exercisable in accordance with Sections 8(b) through (d) above, and the Restricted Stock Unit shall terminate in accordance with Section 4. If the Successor Corporation does not assume an outstanding Award or substitute for it an equivalent award, the Award shall become fully vested and, in the case of an Option, exercisable, including as to Shares for which it would not otherwise be vested or exercisable. In such event the Board shall notify the Participant that (i) the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and upon the expiration of such period the Option shall terminate, and (ii) the Restricted Stock Unit shall be paid out immediately prior to the merger or sale of all or substantially all of the assets.

For the purposes of this Section 10(c), an Award shall be considered assumed if, following the merger or sale of assets, the Award confers the right to purchase or receive, for each Share of Awarded Stock subject to the Award immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares). If such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share of Awarded Stock subject to the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

Notwithstanding the foregoing, in the event of a Change of Control, (i) each outstanding Option shall accelerate and become fully vested and exercisable immediately prior to such Change of Control with respect to one hundred percent (100%) of the Shares then subject to each outstanding Option, and (ii) each outstanding Restricted Stock Unit Grant shall accelerate and become fully vested and earned immediately prior to such Change of Control with respect to one hundred percent (100%) of the Shares then subject to each outstanding Restricted Stock Unit Grant.

11. Amendment and Termination of the Plan.

(a) Amendment and Termination.    The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Participant under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

(b) Effect of Amendment or Termination.    Any such amendment or termination of the Plan shall not affect Awards already granted and such Awards shall remain in full force and effect as if this Plan had not been amended or terminated.

12. Time of Granting Awards.    The date of grant of an Award shall, for all purposes, be the date determined in accordance with Section 4 hereof.

13. Conditions Upon Issuance of Shares.    Shares shall not be issued pursuant to the exercise of an Option or the vesting of Restricted Stock Units unless the exercise or vesting, as applicable, of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an Award, the Company may require the person exercising such Award or receiving Shares subject to a Restricted Stock Unit Grant to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

14. Reservation of Shares.    The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

15. Award Agreement.    Awards shall be evidenced by written Award Agreements in such form as the Board shall approve.

16. Shareholder Approval.    The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law and any stock exchange rules.

Annex A

Proxy - Avanex Corporation

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

NOVEMBER 3, 2006

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jo S. Major, Jr. and Cal Hoagland and each of them as attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of Avanex Corporation which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Ananex Corporation to be held at Avanex’s corporate headquarters, 40919 Encyclopedia Circle, Fremont California 94538, telephone (510) 897-4188, on Friday, November 3, 2006 at 10:00 a.m. (local time) and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the matters listed on the reverse side and in accordance with the specified instructions, with discretionary authority as to any and all other matters that may properly come before the meeting. Unless a contrary direction is indicated, this Proxy will be voted “FOR” each of the Proposals on the reverse side hereof, as more specifically described in the Proxy Statement. With respect to the election of a director in Proposal No. 1, if you do not vote for the election of the nominee and do not specifically withhold your vote, then you will be deemed to have granted the above persons the authority to vote for the election of such nominee. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

Please sign, date and return this proxy card promptly using the enclosed envelope.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)

Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

Follow the simple instructions provided by the recorded message.

To vote using the Internet

Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE

Enter the information requested on your computer screen and follow the simple instructions.

VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on November 3, 2006.

THANK YOU FOR VOTING

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MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

Least Address Line

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Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

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A Election of Directors

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

1. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” BOTH OF THE NOMINEES FOR DIRECTOR.

For Withhold

01 - Greg Dougherty

02 - Jo S. Major, Jr.

B Issues

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS NO. 2, 3, 4 AND 5.

For Against Abstain

2. To approve the elimination of the floor price limitations from the anti-dilution provisions of certain Warrants to purchase common stock.

For Against Abstain

3. To approve an amendment to Avanex’s Certificate of Incorporation to increase the number of authorized shares of common stock from 300 million to 450 million.

For Against Abstain

4. To approve an amendment to Avanex’s 1999 Director Option Plan (i) to increase the number of shares of common stock underlying the initial option grant for new non-employee directors from 40,000 to 80,000 and (ii) to provide for an automatic annual grant of 10,000 restricted stock units to non-employee directors.

For Against Abstain

5. To ratify the appointment of Deloitte & Touche LLP as Avanex’s independent registered public accounting firm for the fiscal year ending June 30, 2007.

In their discretion, the proxies are authorized to vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

CHECK HERE ONLY IF YOU PLAN TO ATTEND THE MEETING IN PERSON.

C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign exactly as you name or names appear hereon. For joint accounts, each owner should sign. When signing as an executor, administrator, attorney, trustee, guardian or in another representative capacity, please give your full title. If a corporation or partnership, please sign in the name of the corporation or partnership by an authorized officer or person.

Date (mm/dd/yyyy)

Signature 1 - Please keep signature within the box

Signature 2 - Please keep signature within the box

0109141

1UPX

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